EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

by and among

HUNTSMAN ADVANCED MATERIALS AMERICAS LLC,

HUNTSMAN ADVANCED MATERIALS (SWITZERLAND) GmbH,

3D SYSTEMS, INC.

and

3D SYSTEMS SA

November 1, 2011

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
1.1	Certain Definitions	1
ARTICLE II
PURCHASE AND SALE; CLOSING
2.1	Sale of Purchased Assets	1
2.2	Assumption of Liabilities	2
2.3	Excluded Liabilities	2
2.4	Purchase Price	2
2.5	Deliveries at Closing	2
2.6	Allocation of Consideration	2
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
3.1	Organization and Standing	3
3.2	Authorization; Enforceability	3
3.3	No Conflicts; Required Filings and Consents.	4
3.4	Ownership and Sufficiency of the Purchased Assets.	4
3.5	Inventory	4
3.6	Legal Proceedings; Governmental Orders	4
3.7	Accounting Records	5
3.8	Absence of Undisclosed Liabilities	5
3.9	Absence of Certain Changes, Events and Conditions	5
3.10	Contracts	6
3.11	Intellectual Property.	7
3.12	Compliance with Laws; Permits.	8
3.13	Environmental Matters	9
3.14	Employee Benefit Matters.	10
3.15	Labor Matters	11
3.16	Taxes	11
3.17	Brokers	11
3.18	Material Customers and Material Suppliers	12
3.19	Books and Records	12
3.20	Affiliated Transactions	12
3.21	Insurance	12
3.22	Disclaimer of Other Representations and Warranties	12
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYERS
4.1	Organization and Standing; Authorization	12
4.2	Authority; Enforceability	12
4.3	No Conflicts; Required Filings and Consents.	13
4.4	Brokers	13
4.5	Legal Proceedings	13

i

ARTICLE V
COVENANTS
5.1	Non-Competition.	13
5.2	Further Assurances.	15
5.3	Tax Matters.	16
5.4	Public Statements	17
5.5	Cooperation in Connection with Regulatory Matters.	17
5.6	Release.	17
5.7	Confidentiality	18
5.8	No Use of Corporate Name	19
5.9	Post-Closing Access to Certain Books and Records	19
5.10	Continuing Employees.	19
ARTICLE VI
CLOSING; CLOSING DELIVERIES
6.1	Closing	21
6.2	Sellers Deliveries	21
6.3	Buyers Deliveries	22
ARTICLE VII
INDEMNIFICATION
7.1	Survival.	22
7.2	Indemnification by the Sellers.	23
7.3	Indemnification by the Buyers	24
7.4	Limitations on Indemnification	24
7.5	Claims Procedures.	25
7.6	Satisfaction of Claims for Indemnification	26
7.7	Exclusive Remedy	26
7.8	No Reliance.	26
7.9	Express Negligence	27
ARTICLE VIII
MISCELLANEOUS
8.1	Assignment; Binding Effect	27
8.2	Notices	28
8.3	Choice of Law	28
8.4	Submission to Jurisdiction	28
8.5	Waiver of Trial by Jury	28
8.6	Entire Agreement; Amendments and Waivers	29
8.7	Signatures; Counterparts	29
8.8	Expenses	29
8.9	Severability	29
8.10	References; Headings; Interpretation	29
8.11	No Third Party Beneficiaries	30
8.12	No Presumption Against Any Party	30
8.13	Compliance with Bulk Sales Laws	30

ii

Exhibits

Exhibit A	Defined Terms
Exhibit B	[Reserved]
Exhibit C-1	Form of U.S. Assignment and Bill of Sale
Exhibit C-2	Form of Swiss Assignment and Bill of Sale
Exhibit D	[Reserved]
Exhibit E	Form of Patent License
Exhibit F	Form of Transition Services Agreement
Exhibit G	Form of Trademark License

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of November 1, 2011, by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller” and, together with the U.S. Seller, the “Sellers”), 3D Systems, Inc., a California corporation (the “U.S. Buyer”) and 3D Systems SA, a Swiss société anonyme (the “Swiss Buyer” and, together with the U.S. Buyer, the “Buyers”).  The Buyers and the Sellers are referred to individually herein as a “Party” and collectively herein as the “Parties.”

R E C I T A L S:

WHEREAS, the Sellers are engaged in the stereolithography resins business, conducted under the trade name RENSHAPE SL resins® (the “SL Business”), and an additive manufacturing business, conducted under the trade name Digitalis® (the “Digitalis Business,” and together with the SL Business, the “Businesses”);  and

WHEREAS, the Sellers wish to sell and assign to the Buyers, and the Buyers wish to purchase and assume from the Sellers, the Purchased Assets and the Assumed Liabilities, upon the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the mutual representations and warranties contained herein, the Parties hereto agree as follows:

AGREEMENTS

ARTICLE I
DEFINITIONS

1.1 Certain Definitions.  Capitalized terms used in this Agreement but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A.  Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definition of such terms in this Agreement.

ARTICLE II
PURCHASE AND SALE; CLOSING

2.1 Sale of Purchased Assets.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyers shall purchase from the Sellers, and the Sellers shall sell, convey, assign, transfer and deliver to the Buyers, all of the Purchased Assets for the consideration specified below in Section 2.4, free and clear of all Liens other than Permitted Liens.  For purposes of this Agreement, the “Purchased Assets” mean all of the right, title and interest that a Seller possesses and has the right to transfer in and to all of the Assets primarily used in the Businesses, including, but not limited to: (i) finished goods, (ii) raw materials used solely in the Businesses, (iii) all Contracts primarily related to the Businesses and the rights thereunder (the “Purchased Contracts”), (iv) supplier credits and deposits, (v) all Books and Records used primarily in the Businesses, including customer lists, referral sources, research and development reports and records, production reports and records, operating guides and manuals, creative materials, advertising materials and promotional materials, studies and reports primarily related to the Businesses, (vi) all Intellectual Property Assets, (vii) each item of equipment, tools, machinery, parts, materials and supplies and each other item of tangible personal property set forth on Schedule 2.1(a) of the Disclosure Schedules (the “Scheduled Personal Property”), (viii) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Effective Time and included in Net Working Capital, unless expended in accordance with this Agreement, (ix) all claims of the Sellers against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or non contingent, and (x) all goodwill and other intangible assets of the Sellers and its Affiliates that are primarily associated with the Businesses, but excluding the Excluded Assets.  The Purchased Assets do not include any real property.

(b) The Swiss Buyer shall purchase the Swiss Tangible Assets and shall assume the employment contracts of the European Employees, and the U.S. Buyer shall purchase all Purchased Assets that are not Swiss Tangible Assets.

(c) The Parties agree and acknowledge that, with respect to each Purchased Contract that requires a notice period for transfer, such Purchased Contract will not be deemed transferred to the Sellers until the end of the relevant notice period.

2.2 Assumption of Liabilities.  Upon the terms and conditions of this Agreement, as part of the consideration, (a) the Swiss Buyer agrees to assume and duly and timely pay, perform and discharge the Assumed Liabilities that relate to the Swiss Tangible Assets and the employment contracts of the European Employees and (b) the U.S. Buyer agrees to assume and duly and timely pay, perform and discharge all of the Assumed Liabilities, other than those assumed by the Swiss Buyer.

2.3 Excluded Liabilities.  The Sellers shall remain liable for and Buyers will not assume or have any responsibility with respect to any obligation or liability of the Sellers not included within the definition of Assumed Liabilities, including, but not limited to, all Excluded Liabilities.

2.4 Purchase Price.  The Buyers agree to pay to the Sellers US$41,000,000 in cash, which shall be paid to the Sellers by wire transfer of immediately available funds to an account designated in writing by the Sellers (the “Purchase Price”).

2.5 Deliveries at Closing.  At the Closing (a) the Sellers shall deliver to the Buyers, and the Buyers shall deliver to the Sellers, the closing deliverables required to be delivered pursuant to Article VI and (b) the Buyers shall deliver to the Sellers the Purchase Price.

2.6 Allocation of Consideration.  The Purchase Price is allocated among the Purchased Assets as set forth in Schedule 2.6 of the Disclosure Schedules (the “Allocated

Values”).  The Parties agree that the Purchase Price and any other items constituting consideration for tax purposes will be allocated among the Purchased Assets in a manner that is consistent with the Allocated Values and in compliance with Code §1060 and Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate).  The Parties and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation.  The Sellers and the Buyers shall not take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by relevant Tax authority.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER PARTIES

Except as disclosed in the disclosure schedules accompanying this Agreement (collectively, the “Disclosure Schedules”), the Sellers hereby jointly and severally represent and warrant to the Buyers as follows.

3.1 Organization and Standing.  The U.S. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own it properties and assets and to carry on its businesses as currently conducted.  The Swiss Seller is a limited liability company duly formed and validly existing under the Laws of Switzerland and has all requisite limited liability company power and authority to own it properties and assets and to carry on its businesses as currently conducted. The U.S. Seller is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which either the ownership or use of the properties or assets owned or used by it or the nature of the activities conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  Schedule 3.1 of the Disclosure Schedules sets forth all jurisdictions in which the U.S. Seller is qualified or licensed to transact business as a foreign corporation.

3.2 Authorization; Enforceability.  Each Seller has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Seller of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly and validly authorized by all requisite action necessary on behalf of each Seller.  Each Transaction Document to which each Seller is a party (assuming the due authorization, execution and delivery of each such Transaction Document by the Buyers) will constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or (ii) general principles of equity (such laws and principles described in clauses (i) and (ii) being referred to herein as “Creditors’ Rights”).

3.3 No Conflicts; Required Filings and Consents.

(a) Except as disclosed in Schedule 3.3(b) of the Disclosure Schedules, the execution, delivery and performance of the Transaction Documents by the Sellers and the consummation by the Sellers of the Transactions do not and will not:  (i) result in any breach of any provision of the Organizational Documents of the Sellers; (ii) constitute a default (or an event that with notice or lapse of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any Contract to which a Seller is a party or by which any of the Purchased Assets is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) result in a violation of any Law, Order or other restriction of any Governmental Authority to which a Seller is subject or by which any of the Purchased Assets is bound or affected; or (iv) result in the creation or imposition of any Liens upon any of the Purchased Assets, except for Permitted Liens.

(b) Schedule 3.3(b) of the Disclosure Schedules sets forth certain Purchased Contracts containing provisions restricting their transfer or assignment as contemplated by this Agreement.  Except as disclosed in Schedule 3.3(b) of the Disclosure Schedules, no declaration, filing or registration with, or notice to, or authorization, consent, permit or approval of, any Governmental Authority or other third party is necessary for the consummation by the Sellers of the transactions contemplated by the Transaction Documents, other than such declarations, filings, registrations, notices, authorization, consents or approvals that have been obtained prior to the Closing.

3.4 Ownership and Sufficiency of the Purchased Assets.

(a) The Sellers have good, valid and defensible title to or have a valid leasehold interest in all tangible personal property to be transferred pursuant to this Agreement and the Transaction Documents, free and clear of all Liens, except for Permitted Liens.

(b) Except with respect to Intellectual Property, which is addressed in Section 3.11, the Sellers have all Assets and rights necessary to conduct the Businesses and operate the Purchased Assets in a manner consistent in all material respects with the past practices of the Businesses.

3.5 Inventory.  All Inventory of the Sellers relating to the SL Business is of sufficient quantity for the operation of the SL Business in the Ordinary Course of Business as conducted by the Sellers and is appropriately valued in accordance with GAAP in all material respects.

3.6 Legal Proceedings; Governmental Orders.  Except set forth on Schedule 3.6 of the Disclosure Schedules, (a) there is no Order by any Governmental Authority or any litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending, or, to the Sellers’ Knowledge, threatened, against any of the Sellers and which relate to the Businesses and there has been no such material Order, litigation or governmental investigation primarily related to the Businesses in the past three (3) years and (b) there are no outstanding Orders against the Sellers that relate to the Businesses or any of the Purchased Assets.

3.7 Accounting Records.  Schedule 3.7 of the Disclosure Schedules sets forth the following financial data for the Businesses: (a) unaudited selected financial information of the Businesses for the fiscal years ended December 31, 2008, 2009 and 2010 and the nine months ended September 30, 2011 (collectively, the “Financial Information”); and (b) an unaudited schedule of components of Net Working Capital (the “Net Working Capital Components Schedule,” and together with the Financial Information, the “Selected Financial Data”) as of September 30, 2011 (the “Most Recent Fiscal Period End”).  The Selected Financial Data has been derived from the accounting records of each of the Sellers and their Subsidiaries with respect to the Businesses and is accurate in all material respects.

3.8 Absence of Undisclosed Liabilities.  Except for liabilities and obligations incurred in the Ordinary Course of Business since the Most Recent Fiscal Period End, since the Most Recent Fiscal Period End, the Sellers have not incurred any material liabilities or obligations (whether direct, indirect, accrued, contingent or absolute) related to the Businesses.

3.9 Absence of Certain Changes, Events and Conditions.  Since the Most Recent Fiscal Period End, the Businesses have been operated and maintained in the Ordinary Course of Business, and none of the following have occurred:

(a) a Material Adverse Effect;

(b) material damage, destruction or loss to any material portion of the Purchased Assets, whether covered by insurance or not;

(c) cancellation of any material debts or waiver of any claims or rights of substantial value to the Businesses (other than Accounts Receivable);

(d) sale, transfer or other disposal of any Purchased Assets, other than in the Ordinary Course of Business;

(e) increase by any of the Sellers of any bonuses, salaries or other compensation to any Business Employee;

(f) entry by any of the Sellers into any employment, severance, change of control, indemnification or similar contract with any Business Employee or modification or termination of any such existing agreement or Contract;

(g) entry into, termination of or modification of any collective bargaining agreement or other written agreement relating to the Businesses by any of the Sellers;

(h) any material capital expenditure or commitment for a material capital expenditure in connection with the Businesses;

(i) any material change in any method of accounting or accounting practice in connection with the Businesses or failure to maintain the Books and Records that relate to the Businesses in the Ordinary Course of Business;

(j) any failure to maintain any material equipment of the Businesses in the Ordinary Course of Business;

(k) any failure to maintain coverage for the Businesses under the Sellers’ general insurance policies consistent with past practices;

(l) any entrance into any material transaction or any material contract or commitment relating to the Businesses or the Purchased Assets, or any termination or amendment of any material contract or commitment relating to the Businesses or the Purchased Assets, except in the Ordinary Course of Business; or

(m) any agreement, whether oral or written, by any of the Sellers to do any of the foregoing with respect to the Businesses.

3.10 Contracts.  Schedule 3.10 of the Disclosure Schedules lists the following Contracts, including each Purchased Contract and any Contract which may create an Assumed Liability:

(a) any Purchased Contract that provides for the indemnification of any Business Employee;

(b) any Contract containing any material non-competition provisions restricting the conduct of the Businesses;

(c) any Purchased Contract material to the Businesses that will require consent to assignment or other approval in connection with the consummation of the transactions contemplated by this Agreement;

(d) any Contract (i) imposing any confidentiality obligation on the Sellers with respect to the Businesses, other than nondisclosure agreements, confidentiality agreements and other agreements containing confidentiality obligations entered into in the Ordinary Course of Business or (ii) containing “standstill” or similar provisions with respect to the Businesses;

(e) any Contract involving the license by Sellers of Intellectual Property set forth on Schedule 3.11 of the Disclosure Schedules to a third party other than licenses granted in connection with the sale or goods or services (“IP Licenses”) and any Contract involving the license by a third party to Sellers with respect to Intellectual Property primarily used by Sellers in the conduct of the Businesses as currently conducted other than “off the shelf” licenses with an annual or one-time license fee of less than $10,000 (collectively, “Third Party Licenses”); and

(f) any sale or supply Purchased Contract that has a term of more than sixty (60) days and that may not be terminated by the Sellers (without penalty) within sixty (60) days after the delivery of a termination notice.

The Sellers have made available to the Buyers an accurate and complete copy (or description, in the case of oral Contracts) of each of the Purchased Contracts required to be listed on Schedule 3.10 of the Disclosure Schedules, including any amendments thereto or modifications thereof.  All Contracts and agreements included in the Assumed Liabilities were entered into in the Ordinary Course of Business and, to the Seller’s Knowledge, are in full force and binding upon the other parties thereto in accordance with their terms, and no material default (whether or not requiring the passage of time or giving of notice) by the Sellers has occurred thereunder.  No Seller has received written notice that any party to any counterparty to any Purchased Contract intends to cancel or terminate any such material Contract or to not exercise any option to renew thereunder, and to the Sellers’ Knowledge, no party to any Purchased Contract otherwise has threatened to exercise any right of cancellation, termination or to not exercise any option to renew thereunder.  The Sellers have not made any prior assignment of any Purchased Contract or any of their rights or obligations thereunder.

3.11 Intellectual Property.

(a) The Sellers own all Intellectual Property Assets free and clear of all Liens.  Schedule 3.11 of the Disclosure Schedules identifies on worldwide basis: (i) each patent, design registration or invention registration that has been issued to a Seller or any of its Subsidiaries included in the Intellectual Property Assets, (ii) each pending patent application, application for design registration, or application for invention registration included in the Intellectual Property Assets, (iii) each registered trademark and service mark, application to register trademark and service mark, intent-to-use application, or other registration or application related to trademarks and service marks included in the Intellectual Property Assets; (iv) each registered copyright and application for copyright registration included in the Intellectual Property Assets, (v) each domain name registration included in the Intellectual Property Assets, and (vii) any other Intellectual Property Asset that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any federal, state, local or foreign Governmental Authority or other public body.

(b) No Intellectual Property Assets are subject to any proceeding or outstanding decree, order, judgment or stipulation (i) restricting or that may restrict in any manner the use, transfer or licensing thereof by the Sellers or (ii) that may affect the validity, use or enforceability of the Intellectual Property Assets.  All of the Intellectual Property Assets set forth in Schedule 3.11 of the Disclosure Schedules are subsisting and in effect, and the Sellers have received no written invalidity claims against the Intellectual Property Assets during the past five years.  All necessary registration, maintenance and renewal fees currently due in connection with the Intellectual Property Assets have been made and all necessary documents, recordations and certifications in connection with the Intellectual Property Assets set forth in Schedule 3.11 of the Disclosure Schedules have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property Assets, and, except as set forth in Schedule 3.11(b) of the Disclosure Schedules, no action or fees for the maintenance of the Intellectual Property Assets is due within the three month period after the Closing Date.

(c) To the extent that the material Intellectual Property Assets have been developed or created by a third party for the Sellers, the Sellers have a written agreement with such third party with respect thereto and the Sellers thereby either (i) have obtained ownership of and are the exclusive owner of or (ii) has obtained a license, each of which is set forth in Schedule 3.11 of the Disclosure Schedules, sufficient for the operations of the Businesses as currently conducted by Sellers, as to all of such third party’s interests in the Intellectual Property Assets.  All employees of the Sellers who participated in the creation or contributed to the conception or development of the Intellectual Property Assets have by written agreement validly assigned such Intellectual Property Assets to the Sellers.  No director, officer, shareholder, employee, agent or other representative of the Sellers owns or claims any rights in (nor has any of them made application for) any Intellectual Property Assets owned or used by the Sellers.

(d) To the Sellers’ Knowledge, the operations of the Businesses as currently conducted by the Sellers, including the design, development, marketing and sale of the products or services (including with respect to products currently under development), have not, and do not infringe or misappropriate in any manner the Intellectual Property of any third party.  The Sellers have not received any written Claim during the past five years (i) asserting that operation of the Businesses constitutes an infringement of the Intellectual Property of any other Person or (ii) challenging the rights of the Sellers with respect to any Intellectual Property Assets.

(e) To the Sellers’ Knowledge, no Person has infringed or misappropriated, or is infringing or misappropriating, any of the Intellectual Property Assets.  To the Sellers’ Knowledge, none of the Intellectual Property Assets set forth in Schedule 3.11 of the Disclosure Schedules are available for use by any Person other the Sellers and their authorized Subsidiaries, contractors and agents, except pursuant to an IP License or permitted end uses of products and services by Sellers’ customers.

(f) The Sellers have taken reasonable steps to protect the rights of the Sellers in its confidential information and trade secrets and to protect any trade secrets or confidential information of third parties used by the Sellers, and, without limiting the generality of the foregoing, each employee engaged to develop, or who may have access to, confidential information relating to the Businesses has executed a confidentiality agreement.

(g) The Sellers have provided to the Buyers correct and complete copies of all IP Licenses and Third Party Licenses (as amended to date in the Data Room).

(h) To the Sellers’ Knowledge, the Intellectual Property Assets, the Intellectual Property that is the subject of the Trademark License, Intellectual Property that is the subject of Third Party Licenses and Intellectual Property within the Excluded Assets, taken together, constitute all Intellectual Property necessary to operate the SL Business as currently conducted.

(i) No material computer software of the Sellers which comprise a Purchased Asset contains any open source code or freeware.  The Sellers are not obligated to make any disclosure or general availability of source code relating to such material computer software used or developed by the Sellers in connection with the operation of the Businesses or the Purchased Assets.

3.12 Compliance with Laws; Permits.

(a) Except with respect to matters addressed by Sections 3.13, 3.14, 3.15 and 3.16 (which matters are addressed only in those sections), each Seller is (and to the Sellers’ Knowledge has been) in compliance in all material respects with all Laws of any Governmental Authority applicable to the Businesses or to the use, ownership and operation of the Purchased Assets.  As of the date hereof, no Seller has Sellers’ Knowledge of or has received notice of any alleged or threatened material claims, violation of, liability under or potential responsibility under any Laws relating to the Businesses or to the use, ownership and operation of the Purchased Assets.  No Seller is in material default or violation of any Order applicable to the Businesses or to the use, ownership or operation of the Purchased Assets.

(b) There are no permits, licenses, certificates, authorizations or approvals from any Governmental Authority (each, a “Permit”) necessary for the continued operation of the Businesses or ownership and operation of the Purchased Assets consistent in all material respects with the past practices of the Businesses, except for (i) such Permits presently held by a Seller or any of its Subsidiaries and (ii) any such Permits the failure to have (or have the benefit of) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There currently exists no default under or violation of any such Permit, except for such defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) Schedule 3.12(c) of the Disclosure Schedules sets forth all Permits held by the Sellers and their respective Subsidiaries for the operation of the Businesses or the ownership and operation of the Purchased Assets (other than Permits for the general operation of the Sellers’ facilities).

(d) Other than with respect to products returned in the Ordinary Course of Business, each product of the Businesses sold, distributed, provided, shipped or licensed by a Seller, and each service rendered by a Seller, prior to the Closing conformed in all material respects with all contractual commitments, warranties and applicable Laws, and there are no material design, manufacturing or other defects, latent or otherwise, in the finished products that comprise the Inventory of the SL Business or in the products of the Businesses that have been sold prior to the Closing.

3.13 Environmental Matters.

(a) The Purchased Assets are, and during the relevant time periods specified in all applicable statutes of limitations have been, in compliance in all material respects with Environmental Laws;

(b) The Purchased Assets include all material Environmental Permits required for operation of the Businesses as presently conducted, and such Environmental Permits are in full force and effect, subject to obtaining any required Consents after the Closing;

(c) No Environmental Claim is pending or, to the Sellers’ Knowledge, threatened with respect to the Businesses, nor has any Seller received any written notice of an Environmental Claim with respect to the Businesses that remains pending, or any written notice of investigation, remediation or request for information from any Governmental Authority with respect to the Businesses that would reasonably be expected to result in an Environmental Claim, which notice of investigation, remediation or request for information remains pending;

(d) There has been no Release or, to the Sellers’ Knowledge, threatened Release of Hazardous Substances in connection with the operation of the Businesses that would reasonably be expected to cause the Purchased Assets to be subject to an Environmental Claim or remedial or corrective action obligations pursuant to Environmental Laws; and

(e) The Sellers have made available to the Buyers complete and correct copies of all environmental assessment and audit reports and studies in its possession addressing potentially material environmental liabilities or obligations relating to the Purchased Assets or the operation of the Businesses.

Notwithstanding any other provisions of this Agreement to the contrary, this Section 3.13 contains the sole and exclusive representations and warranties of the Sellers on environmental matters, including Environmental Laws, Environmental Claims, Environmental Permits and Hazardous Substances.

3.14 Employee Benefit Matters.

(a) The Sellers have made available to the Buyers in the Data Room true and complete copies of all Employee Benefit Plans currently sponsored, maintained or contributed to by the Sellers or any of their ERISA Affiliates for the benefit of the Business Employees, as such Employee Benefit Plans may have been amended to the date hereof.

(b) As to any Employee Benefit Plan sponsored, maintained or contributed to by Sellers or any of their ERISA Affiliates that is subject to Title IV of ERISA, (i) there has been no event or condition that presents a material risk of plan termination; (ii) there has been no failure to satisfy the minimum funding standards, whether or not waived, imposed by Section 302 of ERISA or Section 412 of the Code; (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of regulation § 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred; (iv) no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan; (v) the assets of such Employee Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Employee Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC; and (vi) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied.

(c) With respect to any Foreign Plan intended to be funded, such Foreign Plan is either fully funded or any shortfall is fully recognized as a book reserve in all material respects, based upon reasonable actuarial assumptions and methodology and fully reflect the financial effects of all prior transactions in relation to such plan, except where failure to reserve would not be material.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will, under the terms of any Purchased Contract, result in any material payment (including severance, unemployment compensation, transaction bonus, change in control payment, golden parachute or otherwise) becoming due to any Business Employee of the Sellers.

Notwithstanding any other provisions of this Agreement to the contrary, this Section 3.14 contains the sole and exclusive representations and warranties of the Sellers with respect to Employee Benefit Plans.

3.15 Labor Matters.  Each Seller is in material compliance with all applicable laws with respect to the Businesses relating to the employment of personnel and labor, including provisions thereof relating to wages and hours, sexual harassment and other hostile work environment issues, discrimination, equal opportunity, labor relations and collective bargaining, plant closing and mass layoff (including, but not limited to, the WARN Act), health and safety, workplace injury, immigration, privacy, whistle-blower and the payment of employment and all other Taxes.  No Seller has agreed to recognize any union or other collective bargaining representative with respect to the Businesses; and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any employees of such Seller and no collective bargaining arrangements pending or under discussion with any labor organization or group of employees of any Seller, in each case with respect to the Businesses. There is no pending or, to the Sellers’ Knowledge, threatened union organizational effort, labor dispute, strike, slowdown, lockout, boycott, sit−in, sick−out, union election, walkout, demonstration, leafleting, picketing, representation or certification campaign, or work stoppage relating to employees of any Seller with respect to the Businesses.  There are no unfair labor practice complaints against any Seller pending or threatened to commence any unfair labor practices complaint before any Governmental Authority with respect to the Businesses.

3.16 Taxes.  With respect to Taxes relating to the ownership and/or operation of the Purchased Assets, the non-payment of which may result in liability to the Buyers or the imposition of a Lien on the Purchased Assets, (i) all Tax Returns required to be filed have been filed and all such Tax Returns are complete and correct in all material respects; (ii) all Taxes that have become due have been paid in full (whether or not shown to be due on such Tax Returns); (iii) the Sellers have not received any written notice of deficiency or assessment from any taxing authority, which has not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves have been established; (iv) there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Purchased Assets; (v) each of the Sellers has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third parties, and all Forms W-2 and 1099 and any corresponding foreign forms with respect thereto have been properly completed and timely filed; (vi) no Claims have been made by any Governmental Authority in a jurisdiction where any Seller does not file Tax Returns that such Seller is or may be subject to Taxes with respect to the Businesses assessed by such jurisdiction; (vii) none of the Assumed Liabilities obligates the Buyers to make a payment that would not be deductible under Section 2806; and (viii) there are no outstanding agreements or waivers extending the applicable statutory periods of limitation.

3.17 Brokers.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from the Sellers, the Buyers or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers.

3.18 Material Customers and Material Suppliers.  Schedule 3.18 of the Disclosure Schedules lists (i) the five (5) largest customers of the SL Business (the “Major Customers”) and (ii) the five (5) largest suppliers to the SL Business and the four (4) largest suppliers to the Digitalis Business (the “Major Suppliers”), each as determined for the nine month period ended September 30, 2011.  None of the Sellers is a party to any outstanding dispute with any of the Major Customers or Major Suppliers, and no Major Customer or Major Supplier has (x) stopped or materially decreased or (y) provided written notice of its intention to stop or materially decrease the rate of or adversely change the terms (whether related to payment, price or otherwise) with respect to, purchasing products of, or selling products to, the Sellers.

3.19 Books and Records.  The Books and Records of the Sellers that the Sellers have made available to the Buyers in the Data Room are correct in all material respects.

3.20 Affiliated Transactions.  There are no written or oral contracts, agreements or understandings by and between any Seller with respect to the Businesses, on the one hand, and any Affiliate of such Seller, on the other hand, that will constitute Purchased Assets or Assumed Liabilities at Closing.

3.21 Insurance.  The Sellers have caused each of the Buyers to be named as an “additional insured” with respect to any and all products liability insurance currently maintained by the Sellers with respect to the Businesses.

3.22 Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Article III, the Sellers make no representation or warranty, expressed or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Purchased Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  Without limiting the generality of the foregoing, the Sellers make no representation or warranty regarding any assets other than the Purchased Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers hereby represent and warrant to the Seller Parties as follows.

4.1 Organization and Standing; Authorization.  The U.S. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.  The Swiss Buyer is a société anonyme duly formed and validly existing under the Laws of Switzerland.

4.2 Authority; Enforceability.  The Buyers have all requisite corporate power and authority to execute and deliver each Transaction Document to which each is a party and to perform their obligations thereunder.  The execution and delivery by the Buyers of the Transaction Documents to which the Buyers are party and the performance of their obligations thereunder have been duly and validly approved by all requisite action necessary on behalf of the Buyers.  Each Transaction Document to which the Buyers are party (assuming the due authorization, execution and delivery of each such Transaction Document by the Sellers) will constitute the legal, valid and binding obligations of the Buyers, enforceable against them in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

4.3 No Conflicts; Required Filings and Consents.

(a) The execution, delivery and performance of the Transaction Documents by the Buyers and the consummation by the Buyers of the Transactions do not and will not:  (i) result in any breach of any provision of the Organizational Documents of the Buyers; (ii) constitute a default (or an event that with notice or lapse of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any Contract to which the Buyers are party or by which they, or any of their properties, are bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement; (iii) result in a violation of any Law, Order or other restriction of any Governmental Authority to which the Buyers are subject or by which they, or any of their properties, are bound or affected, except to the extent that such violation would not have or be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or other third party is necessary for the consummation by the Buyers of the transactions contemplated by the Transaction Documents, other than such declarations, filings, registrations, notices, authorization, consents or approvals that have been obtained prior to the Closing.

4.4 Brokers.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from the Sellers, the Buyers or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyers.

4.5 Legal Proceedings.  There are no Proceedings pending or, to Buyers’ Knowledge, threatened against or by the Buyers or any Affiliate of the Buyers that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Buyers’ Knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Proceeding.

ARTICLE V
COVENANTS

5.1 Non-Competition.

(a) Each of the Sellers, in order to induce the Buyers to enter into this Agreement and acknowledging that the goodwill associated with the Businesses to be acquired by the Buyers pursuant to this Agreement constitutes a significant portion of the Purchased Assets, expressly covenants and agrees that during the Prohibited Period such Seller shall not, and such Seller shall cause entities under common Control not to, other than on behalf of the Buyers or any Affiliate of the Buyers, (A) engage in or carry on directly or indirectly any business in which the Businesses are engaged as of the date hereof (a “Competing Business”) anywhere in the world or (B) directly or indirectly, own, manage, operate or control any business, partnership, firm, corporation or other entity, which wholly or in a material part, engages in a Competing Business anywhere in the world.  For purposes of this Section 5.1, any such business, individual, partnership, firm, corporation or other entity shall be deemed to be engaged in significant part in any business in which the Businesses are engaged if more than 15% of its gross revenues in any twelve (12) month period are attributable to operations that compete with the Businesses.  In no event will the Buyers or any Affiliate of the Buyers be deemed to be a Competing Business.  Unless otherwise provided, as used in this Agreement, “Prohibited Period” means five (5) years from and after the Closing Date.

(b) Each of the Sellers expressly covenants and agrees that during the Prohibited Period, such Seller will not, and will cause its Affiliates not to, other than on behalf of the Buyers and their Affiliates, directly or indirectly solicit, approach or entice away or cause to be solicited, approached or enticed away from the business of the Buyers or their Affiliates any Person who or which is a customer or supplier of the Buyers or any of their Affiliates in connection with the Buyers’ operation of the Businesses.  Notwithstanding the foregoing, nothing shall prohibit the Sellers from soliciting, approaching or enticing away any customer or supplier of the Buyers or any of their Affiliates concerning commercial activities unrelated to the Businesses.

(c) The Sellers acknowledge and agree that the geographical restrictions and the length of the non-compete and non-solicitation periods are reasonable and narrowly drawn to impose no greater restraint than is necessary to protect the goodwill of the Businesses and to protect the Buyers’ legitimate interest in the enjoyment of the Businesses.  Each of the Buyers and the Sellers intend that the covenants of Section 5.1(a) and Section 5.1(b) shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of each country within the world, and one for each month of the time periods covered by such covenants.

(d) To the extent that any part of this Section 5.1 may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part, if more limited in scope, would have been enforceable, and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events and the Parties agree to request that such court enforce Section 5.1(a) as if so written.  The Sellers agree that in the event a court of competent jurisdiction declares that there has been a breach by the Sellers of this Section 5.1, the term of any such covenant so breached shall be automatically extended for the period of time of the violation from the date on which such breach ceases or from the date of the entry by a court of competent jurisdiction of a final non-appealable order enforcing such covenant, whichever is later.

(e) If the Sellers or any of their Affiliates breach or threaten to commit a breach of any of the restrictive covenants set forth in this Section 5.1, then the Buyers shall have the following rights and remedies against the Sellers, which are in addition to, and not in lieu of, any other rights and remedies otherwise available to the Buyers at Law or in equity for Sellers’ and/or their respective Affiliates’ actions:

(i) the right and remedy to have the restrictive covenants in this Section 5.1 specifically enforced against the Sellers and/or their respective Affiliates, including temporary restraining orders and injunctions by any court of competent jurisdiction, it being agreed by the Sellers that any breach or threatened breach by the Sellers or any of their respective Affiliates of this Section 5.1 would cause irreparable injury to the Buyers and that money damages would not provide an adequate remedy to the Buyers;

(ii) the right and remedy to require the Sellers to account for and pay over to the Buyers any monies and benefits derived or received directly or indirectly, from any transaction constituting a breach of this Section 5.1; and

(iii) the right and remedy to collect from the Sellers any costs and fees of Sellers and/or their respective Affiliates incurred in enforcing this Section 5.1, including reasonable attorneys’ fees and expenses, but only to the extent such costs and fees were incurred in connection with a successful enforcement of this Section 5.1.

5.2 Further Assurances.

(a) From time to time after the Closing, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Laws, as may be reasonably necessary to give effect to the transactions consummated by this Agreement and to collect and reduce to the possession of the Buyers the Purchased Assets and to effect the assumption by the Buyers of the Assumed Liabilities as specified in Section 2.2 hereof.

(b) If consent is not obtained prior to the Closing with respect to the assignment of any Purchased Contract, or any claim, right or benefit arising thereunder or resulting therefrom, the Sellers shall reasonably cooperate with the Buyers to assist them in obtaining such consent as soon as reasonably practicable; it being understood that the Sellers shall not be required to pay or commit to pay any person whose consent is being solicited any cash or other consideration, nor make any commitment to do the same, nor incur or agree to incur any liability due to such person in connection with obtaining such consent.

(c) Except as set forth on Schedule 5.2(c) of the Disclosure Schedules, If the Buyers are unable to obtain consent with respect to the assignment of any Purchased Contract as contemplated by Section 5.2(b) after the application of Sellers’ reasonable best efforts, the Sellers shall cooperate with the Buyers in an arrangement reasonably satisfactory to the Buyers under which the Buyers would obtain, to the extent practicable, the claims, rights and benefits with respect to such Purchased Contract as specified in Section 2.1 hereof and assume the Assumed Liabilities (but not any Excluded Liabilities) associated therewith and corresponding to the claims, rights and benefits obtained by the Buyers.  The Parties agree that any such arrangements contemplated by the Transition Services Agreement (defined below) shall be deemed reasonably satisfactory to the Buyers.

(d) The Sellers shall pay as soon as reasonably practicable to the Buyers all monies received by such Sellers for any products sold or services rendered following the Closing under any Purchased Contract or any claim, right or benefit arising thereunder not transferred to the Buyers at Closing.

(e) The Buyers shall pay as soon as reasonably practicable to the Sellers all monies received by the Buyers in settlement of any Accounts Receivable of the Sellers or otherwise in connection with any Excluded Assets.

5.3 Tax Matters.

(a) The Buyers shall be responsible for the payment of all transfer, sales, use, value-added, documentary, stamp, retailer occupation or other similar taxes (the “Transfer Taxes”) that arise by reason of the consummation of the transactions contemplated by this Agreement.  The Buyers shall be responsible for the remittance of all Transfer Taxes to the appropriate taxing jurisdictions.  Swiss VAT, if an, due and paid by the Swiss Seller to the Swiss Federal Tax Administration upon the transfer of the Swiss Tangible Assets shall be borne by the Swiss Buyer on the basis of an invoice provided by the Swiss Seller to the Swiss Buyer and complying notably with all formal requirements of Article 26 of the Swiss VAT law of June 12, 2009, so that the Swiss Buyer is in a position to recover such input VAT.  Notwithstanding the foregoing, it is intended that the intangible Purchased Assets owned by the Swiss Seller will be sold as part of an export sale from the Swiss Seller to the U.S. Buyer as so called “immaterial services” within the meaning of Article 3, letter e, of the Swiss VAT law of June 12, 2009 and will not require the payment of any Transfer Taxes by the Buyers in respect thereof.

(b) Each of the Parties agrees to cooperate fully with each other Party to enable each Party to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.  Each Party shall provide and make available to each other Party such records as a Party may reasonably request for the defense of any audit, examination, administrative appeal or litigation of any Tax Return or other similar governmental report or form.

(c) Subject to Section 5.3(a), the Sellers shall be liable for, and shall indemnify, defend and hold harmless the Buyers for, any and all liability for Taxes with respect to the ownership and/or operation of the Purchased Assets for any taxable period ending on or before the Closing Date (“Pre-Closing Tax Period”) and with respect to any taxable period that begins on or before the Closing Date (“Straddle Period”), for the portion thereof ending on the Closing Date. Except as provided in Section 5.3(d), in the case of any Straddle Period, the amount of Taxes with respect to the Purchased Assets allocable to the portion of the Straddle Period ending on the Closing Date shall be determined on an interim closing of the books basis.

(d) Ad valorem property Taxes imposed on or with respect to the Purchased Assets for the taxable period (for purposes of this section, “taxable period” means the period beginning on the assessment date for ad valorem property Taxes through the day before the next assessment date for such Taxes) that contains the Closing Date shall be prorated between the Sellers and the Buyers based on the relative number of days prior to the Closing Date and on and after the Closing Date during the taxable period, with the Sellers being responsible for such prorated ad valorem property Taxes for the period prior to the Closing Date and the Buyers being responsible for such prorated ad valorem property Taxes for the period beginning on the Closing Date.  Upon receipt of the ad valorem property Tax bills for the taxable period that includes the Closing Date, the party receiving such bills shall calculate the prorated ad valorem property Taxes and shall bill the other party for such prorated amount, with such prorated Tax amount to be paid to the billing party within ten (10) days of receipt of the request from the billing party.  The party receiving the ad valorem property Tax bills shall be responsible for timely payment of the bills to the appropriate Governmental Authorities.

(e) The U.S. Seller and the U.S. Buyer agree to use the standard procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting.

5.4 Public Statements.  The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and neither the Sellers on one hand nor the Buyers on the other shall issue any such public announcement, statement or other disclosure without having first received the written consent of the other Party (such consent not to be unreasonably withheld), except as may be required by Laws or GAAP.

5.5 Cooperation in Connection with Regulatory Matters.

(a) From and after the date of this Agreement, the Sellers shall, and shall cause their respective Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, counsel, financial advisors, accountants and agents to, use reasonable best efforts to (i) furnish to the Buyers as soon as reasonably practicable upon the reasonable request of the Buyers all such financial information relating to the Sellers and the Businesses in the Sellers’ possession as may be reasonably required by the Buyers to prepare the financial statements and other financial data required by Regulation S-K and Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (ii) cooperate with the Buyers in connection with any governmental proceedings; provided, with respect to subpart (ii) of the preceding, that the Sellers shall not be required to take any action that would, in the good faith judgment of the Sellers, be unduly burdensome or otherwise materially adversely affect the Sellers or the Sellers’ business strategy or plans.

(b) The Buyers shall timely reimburse the Sellers for all out-of-pocket expenses (including fees and expenses of counsel, advisors, accountants and agents) incurred in connection with their obligations under Section 5.5(a).

5.6 Release.

(a) As of the Closing Date, each Seller hereby fully and irrevocably releases, acquits and forever discharges the Buyers and each of their respective past, present and future officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, representatives, employees, principals, agents, Affiliates, parents, subsidiaries (direct and indirect), joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Buyers Released Parties”), from any and all losses, claims, demands, rights, encumbrances, contracts (including employment contracts), covenants or proceedings, of whatever kind or nature in law, equity or otherwise, whether known or unknown, and whether or not concealed or hidden, all of which each such Seller or any of their Affiliates now owns or holds or has at any time owned or held or may hereafter own or hold against any Buyers Released Party at any time, or related to any matter, prior to the Closing Date, relating to the business, affairs and, governance and management of the Businesses and the ownership of the Purchased Assets, except for rights and claims arising under this Agreement and the other Transaction Documents.

(b) As of the Closing Date, the Buyers hereby fully and irrevocably release, acquit and forever discharge the Sellers and each of their respective past, present and future officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, representatives, employees, principals, agents, Affiliates, parents, subsidiaries (direct and indirect), joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Sellers Released Parties”), from any and all losses, claims, demands, rights, encumbrances, contracts (including employment contracts), covenants or proceedings, of whatever kind or nature in law, equity or otherwise, whether known or unknown, and whether or not concealed or hidden, all of which the Buyers or any of their Affiliates now owns or holds or has at any time owned or held or may hereafter own or hold against any Sellers Released Party at any time, or related to any matter, prior to the Closing Date, relating to the business, affairs and, governance and management of the Businesses and the ownership of the Purchased Assets, except for rights and claims arising under this Agreement and the other Transaction Documents.

(c) Each Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Buyers Released Parties or the Sellers Released Parties, as applicable, based upon any matter released hereby.

5.7 Confidentiality.  After the Closing Date until the expiration of the Prohibited Period, the Sellers shall not and shall cause their Affiliates and their respective officers and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any third party other than authorized officers, directors and employees of the Buyers, or use or exploit for their own benefit or the benefit of anyone other than the Buyers, the Confidential Information.  The Sellers shall, and shall cause their respective Affiliates to, use the same degree of care and discretion as they employ with their own confidential information (but in no event less than reasonable care) to maintain the confidence and prevent disclosure of the Confidential Information.  The foregoing restrictions shall not apply to any information that (a) is or becomes available to the industry (e.g., available in the technical literature, databases, or the like) or is in, or subsequently enters, the public domain other than as a result of a disclosure by the Sellers in breach of this Agreement; or (b) is later acquired by the Sellers from a third party if such third party was not subject to any confidentiality obligation to the Buyers.  The Sellers and their officers, directors and Affiliates shall have no obligation to keep confidential the Confidential Information if, and to the extent, disclosure thereof is specifically required by applicable Law, regulation, court or Order, or internationally recognized stock exchange, provided that the Sellers provide the Buyers with advance written notice of such requirement if and to the extent practical under the circumstances and uses reasonable efforts to obtain confidential protection for such confidential information.

5.8 No Use of Corporate Name.  Each Seller agrees that following the date which is twenty (20) days after the Closing Date, it shall not, nor shall it permit any of its Affiliates to, make any use of the wordmark “DIGITALIS®” or any variation thereof in any manner including but not limited to use in corporate names, brand names, domain names, and marketing materials.  Similarly, the Buyers agree that neither the Buyers nor any of their Affiliates shall use or otherwise exploit any name incorporating “Huntsman” or “ARALDITE,” or any variation thereof, in any manner including, but not limited to, the use of the terms “Huntsman” or “ARALDITE” in any brand name, domain name, or marketing materials or any other tradenames, domain name, trade dress, trademark or service mark confusingly similar thereto.

5.9 Post-Closing Access to Certain Books and Records.  It is acknowledged by the Parties that the Books and Records may include information relating to the Businesses that will not be delivered at the Closing as described in the Bills of Sale and that the Buyers should be provided reasonable access to such information after the Closing Date.  Accordingly, for a period of seven (7) years after the Closing Date, the Sellers shall (and shall cause their Affiliates to) maintain and allow the Buyers and their authorized representatives reasonable access to all Books and Records not delivered at the Closing, upon prior written notice and during normal working hours at the location where such Books and Records are stored, and the Buyers shall have the right, at its own expense, to make copies of such materials; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Sellers’ business.  Notwithstanding the foregoing, the Sellers may destroy the retained Books and Records in a manner consistent with their document retention policies.

5.10 Continuing Employees.

(a) The Sellers represent that the European Employees will become employees of the Swiss Buyer as of the Closing in accordance with applicable Law.  No other employees of the Sellers or its Affiliates will be transferred to the Swiss Buyer or are entitled to claim to be transferred to the Swiss Buyer.

(b) The European Employees hold all necessary Permits to work in the relevant jurisdictions.

(c) Except as set forth on Schedule 5.10(c) of the Disclosure Schedules, there are no collective bargaining agreements applicable to the European Employees.

(d) All wages, social security, pension fund, Taxes or similar payments due by the Sellers on, or prior to, the Closing in relation to the European Employees either (i) have been fully and timely paid by the Sellers on, or prior to, the Closing or (ii) have been properly accrued for by the Sellers and will be paid by the Sellers when due.

(e) The Sellers have timely provided the required information, consultation and notification to (i) the European Employees and the relevant Governmental Authorities prior to the Closing in compliance with the provisions of Article 333a and 335f-g of the Swiss Code of Obligations or any other relevant legal or contractual provisions regarding information, consultation and notification in the relevant jurisdictions or any social plans and (ii) the Domestic Employees prior to the Closing in compliance with the WARN Act or other relevant legal or contractual provisions, in each case relating to or arising as a result of the employment actions provided in this Section 5.10.

(f) On a date (the “Continuing Employment Date”) no later than 60 days after the Closing Date, the Buyers shall make a Qualifying Offer of Employment to each Domestic Employee that they intend to make a Continuing Employee.  Each Qualifying Offer of Employment must be made on the Continuing Employment Date.

(g) On the Continuing Employment Date, the Sellers will decide which, if any, Domestic Employees who did not receive a Qualifying Offer of Employment they intend to terminate (and will in fact terminate such Domestic Employees).

(h) As soon as reasonably practicable after the Continuing Employment Date, the Buyers shall reimburse the Sellers for 50% of the actual termination costs (which such costs are set forth opposite each Business Employee’s name on Schedule 5.10 of the Disclosure Schedules) related to:

(i) each Domestic Employee to whom a Qualifying Offer of Employment is not made and whom the Sellers in fact terminate pursuant to Section 5.10(g); and

(ii) each Domestic Employee to whom a Qualifying Offer of Employment is made but not accepted, whom the Sellers in fact terminate and who becomes a Continuing Employee within six (6) months of the Closing Date.

(i) As soon as reasonably practicable after the Continuing Employment Date, the Sellers shall reimburse the Buyers for 50% of the actual termination costs (which such costs are set forth opposite each Business Employee’s name on Schedule 5.10 of the Disclosure Schedules) related to each European Employee who is terminated following the Closing and before the Continuing Employment Date; provided, that to the extent the Sellers administer payroll and related benefit services for the European Employees and any such termination costs are in fact paid by the Sellers, the Buyers shall reimburse the Sellers for 50% of the actual termination costs for the European Employees paid by the Sellers, such that the Swiss Buyer and the Sellers shall each pay 50% of the actual termination costs.  If the actual termination costs of a European Employee exceed the costs set forth opposite such European Employee’s name on Schedule 5.10 of the Disclosure Schedules, the excess amount shall be borne by the Sellers to the extent this excess amount is based on circumstances that occurred on, or prior to, the Closing and by the Buyers to the extent this excess amount is based on circumstances that occurred after Closing (other than as a result of actions taken by the Buyers in accordance with this Agreement or determined to be as a result of the transactions contemplated by this Agreement).

(j) Notwithstanding any other provision of this Agreement, the Buyers shall have no employment-related liabilities or obligations of any kind with respect to the Domestic Employees, including liabilities or obligations for the payment of compensation or the provision of employee benefits (including any salary or other remuneration which has accrued prior to the Closing Date, but which has not become payable on the Closing Date, and including any other payment or liability such as holiday payment, premiums and contributions or payments to pension schemes), except with respect to the Continuing Employees during the period such Continuing Employees are employed by the Buyers or severance obligation as expressly provided in this Section 5.10.  The Sellers shall be fully and solely obligated with respect to all employment-related liabilities or obligations with respect to the Continuing Employees that relate to periods prior to the Closing. Buyers shall not assume, nor have any liability under any Employee Benefit Plan of the Sellers, but will be obliged to transfer the European Employees to new pension schemes and to contribute to these new pension schemes in accordance with the employment agreements and the applicable Law.

ARTICLE VI
CLOSING; CLOSING DELIVERIES

6.1 Closing.  Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Assets (the “Closing”) shall take place at the offices of Hunton & Williams LLP, 550 South Hope Street, Suite 2000, Los Angeles, CA 90071, commencing at 9:00 a.m., Los Angeles, California time, on the date hereof (the “Closing Date”).  The Closing shall be deemed to be effective as of 12:01 a.m., Houston, Texas time, on the Closing Date (the “Effective Time”).

6.2 Sellers Deliveries.  At the Closing, the Sellers will execute and deliver, or cause to be executed and delivered, to the Buyers each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of action is contemplated:

(a) Bills of Sale.  Assignments and bills of sale, substantially in the forms attached as Exhibit C-1 and Exhibit C-2 hereto (the “Bills of Sale”), duly executed and delivered by each Seller, as applicable;

(b) Secretary’s Certificate.  A certificate, dated the Closing Date, signed by the secretary of each Seller (i) attaching certified copies of such Seller’s Organizational Documents and (ii) certifying on behalf of such Seller that all actions required to authorize and approve the execution and delivery of this Agreement and the other documents and agreements provided for herein by such Seller and the transactions contemplated hereby and thereby have been taken and setting forth copies of such actions;

(c) Patent License.  A patent license agreement, substantially in the form attached as Exhibit E hereto (the “Patent License”), duly executed and delivered by each Seller;

(d) Transition Services Agreement.  A transition services agreement, substantially in the form attached as Exhibit F hereto (the “Transition Services Agreement”), duly executed and delivered by each Seller;

(e) Trademark License.  A trademark license agreement, substantially in the form attached as Exhibit G hereto (the “Trademark License”), duly executed and delivered by each Seller; and

(f) Other Documents.  All other documents reasonably requested by the Buyers to be delivered by any of the Sellers in connection with the consummation of the transactions contemplated by this Agreement.

6.3 Buyers Deliveries.  At the Closing, the Buyers will execute and deliver, or cause to be executed and delivered, to the Sellers each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of action is contemplated:

(a) Purchase Price.  The Purchase Price to the Seller pursuant to Section 2.4;

(b) Bills of Sale.  The Bills of Sale duly executed and delivered by each Buyer, as applicable;

(c) Secretary’s Certificate.  A certificate, dated the Closing Date, signed by the secretary of the Buyers (i) attaching certified copies of the Buyers’ Organizational Documents and (ii) certifying on behalf of the Buyers that all actions required to authorize and approve the execution and delivery of this Agreement and the other documents and agreements provided for herein by the Buyers and the transactions contemplated hereby and thereby have been taken and setting forth copies of such actions;

(d) Patent License.  The Patent License, duly executed and delivered by the Buyers;

(e) Transition Services Agreement.  The Transition Services Agreement, duly executed and delivered by the Buyers;

(f) Trademark License.  The Trademark License,  duly executed and delivered by the Buyers; and

(g) Other Documents.  All other documents reasonably requested by the Sellers to be delivered by the Buyers in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE VII
INDEMNIFICATION

7.1 Survival.

(a) The representations and warranties of the Sellers contained in Article III shall survive the Closing until the date that is twelve months after the date of the Closing, with the exceptions that (i) the representations and warranties in Sections 3.16 and 3.17 shall survive until the expiration of the applicable statute of limitations, (ii) the representations and warranties in Section 3.11 shall survive until the date that is 36 months after the date of the Closing, and (iii)

the representations and warranties in Sections 3.1, 3.2 and 3.4(a) shall survive indefinitely.  The representations and warranties of the Buyers in Sections 4.1 and 4.2 shall survive indefinitely.

(b) All covenants and agreements contained herein that by their terms are to be performed in whole or in part subsequent to the Closing, shall survive the Closing in accordance with their terms.

(c) The period of time a representation or warranty or covenant or agreement survives the Closing pursuant to this Section 7.1 shall be the “Survival Period” with respect to such representation or warranty or covenant or agreement.  In the event notice of any claim for indemnification under this Article VII shall have been asserted in writing within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of the  underlying facts of the claim (so long as the facts or circumstances alleged to give rise to such claim have been specified in reasonable detail and are not based on speculative facts, circumstances or other events) as made prior to the expiration of the Survival Period, until such claim is finally resolved.

7.2 Indemnification by the Sellers.

(a) Subject to the terms of this Article VII, from and after the Closing, the Sellers shall, jointly and severally, indemnify, defend and hold harmless the Buyers and their Affiliates and their respective directors, members, managers, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Buyers Covered Persons”), to the fullest extent permitted by Law, from and against any losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses), interest, penalties, judgments and settlements of any and every kind and character, known or unknown, fixed or contingent (collectively, “Losses”), incurred, arising out of or relating to (a) any breach of any of the representations or warranties made by the Sellers contained in Article III or referred to in the certificates delivered by the Sellers pursuant to Section 6.2(b) or (b) any failure of the Sellers to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or any Transaction Document  that are required to be performed after the Closing.

(b) Solely for purposes of determining the amount of any Losses related to any breach or inaccuracy (and not for purposes of determining whether or not any breach or inaccuracy has occurred), the representations and warranties made by the Sellers in Article III or deferred to in the certificates delivered by the Sellers pursuant to Section 6.2(b) shall be considered without regard to any “material,” “Material Adverse Effect” or similar qualifications set forth therein.

(c) The representations, warranties and covenants made by the Sellers in this Agreement or in any certificate delivered by the Sellers in connection with this Agreement shall in no event be affected by any investigation, inquiry or examination made for or on behalf of the Buyers, the knowledge of the Buyers or any of their representatives or the acceptance by the Buyers of any certificate hereunder.

7.3 Indemnification by the Buyers.  Subject to the terms of this Article VII, from and after the Closing, the Buyers shall indemnify, defend and hold harmless the Sellers and their Affiliates and their respective directors, members, managers, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Sellers Covered Persons”), to the fullest extent permitted by Law, from and against any Losses,  incurred, arising out of, or relating to, (a) any breach of any of the representations or warranties made by the Buyers contained in Article IV or referred to in the certificate delivered by the Buyers pursuant to Section 6.3(d), (b) the Assumed Liabilities and (c) any failure of the Buyers to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or any Transaction Document that are required to be performed after the Closing.

7.4 Limitations on Indemnification

(a) In calculating amounts payable to an Indemnified Party (as defined below), the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses, (ii) any prior or subsequent actual recovery by the Indemnified Party from any Person with respect to such Losses and (iii) any Tax Benefit accruing to any Indemnified Party on account of such Losses.

(b) The Sellers shall not have any liability under Article VII for any breach of any representation or warranty of the Sellers contained in this Agreement, and no claims by the Buyers Covered Persons shall be so asserted, for any individual item where the Loss relating to such claim (or series of claims arising from the same or substantially similar facts or circumstances) is less than $50,000.

(c) The Buyers shall not have any liability under Article VII for any breach of any representation or warranty of the Buyers contained in this Agreement, and no claims by the Sellers Covered Persons shall be so asserted, for any individual item where the Loss relating to such claim (or series of claims arising from the same or substantially similar facts or circumstances) is less than $50,000.

(d) The Buyers Covered Persons will not be entitled to indemnity under Section 7.2 of this Agreement for Losses with respect to any claim under Section 7.2(a) until the aggregate amount of all such claims exceeds $200,000 (the “Basket Amount”), and thereafter, the Buyers Covered Persons shall only be entitled to recover Losses in excess of the Basket Amount; provided, however, that all Losses resulting from or arising out of any breach of any representation or warranty in Sections 3.1, 3.2, 3.4, 3.16 and 3.17 shall be indemnified against from the first dollar, without regard to the Basket Amount.  Notwithstanding anything to the contrary in this Agreement, in no event shall the maximum amount of aggregate Losses that the Buyers Covered Persons will be entitled to recover pursuant to Section 7.2 exceed $4,100,000, other than Losses related to Section 5.3.

(e) The Sellers Covered Persons will not be entitled to indemnity under Section 7.3 this Agreement for Losses with respect to any claim under Section 7.3 until the aggregate amount of all such claims exceeds the Basket Amount, and thereafter, the Seller Covered Persons shall only be entitled to recover Losses in excess of the Basket Amount; provided, however, that all Losses resulting from or arising out of any breach of any representation or warranty in Sections 4.1, 4.2 and 4.4 shall be indemnified against from the first dollar, without regard to the Basket Amount.  Notwithstanding anything to the contrary in this Agreement, in no event shall the maximum amount of aggregate Losses that the Sellers Covered Persons will be entitled to recover pursuant to Section 7.3 exceed $4,100,000.

(f) Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate liability of either the Sellers or the Buyers under this Agreement and from the transactions contemplated hereby exceed 50% of the Purchase Price; provided that the foregoing limitation shall not apply to claims relating to Fraud.

7.5 Claims Procedures.

(a) In the event that any Proceeding is commenced by a third party involving a claim for which a party required to provide indemnification hereunder (an “Indemnifying Party”) may be liable to a party entitled to indemnification (an “Indemnified Party”) hereunder (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim indicating the nature of such claim and the basis therefore (the “Claim Notice”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that if the Indemnifying Party does not promptly take reasonable action to assume such defense, the Indemnified Party may lead the defense of such potentially indemnified claim and the Indemnifying Party shall be liable for all additional costs and expenses incurred by the Indemnified Party in connection therewith, provided further, that no failure of any Indemnified Party to give such Claim Notice and no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the expense of the Indemnifying Party).  It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all

Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.

(c) No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless (A) such settlement includes a full and unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, (B) does not contain any admission of wrongdoing or illegal conduct and (C) the Indemnifying Party has agreed in writing that it is liable to the Indemnified Party for an indemnification payment in respect of the full amount of the settlement.

7.6 Satisfaction of Claims for Indemnification.  The Parties agree that in the event any Losses are determined to have been incurred as a result of an indemnification claim pursuant to Section 7.2(a), the Sellers shall have the right to first satisfy and discharge any such Losses by either (i) compensating the Buyers directly for such Losses and/or (ii) taking appropriate remedial action to remedy such Losses.

7.7 Exclusive Remedy.  The remedies provided in this Article VII shall be the sole and exclusive remedies of the Parties, from and after the Closing, with respect to this Agreement and the transactions contemplated hereby.  The Parties acknowledge and agree that the remedies available in this Article VII supersede any other remedies available at law or in equity.  The Parties covenant not to sue or assert or threaten any claim or Proceeding other than those described in this Article VII as being available under the particular circumstances described in this Article VII.  Notwithstanding the foregoing, nothing in this Article VII shall limit the right of any Indemnified Party (i) to pursue an action for or to seek remedies with respect to claims for Fraud, or (ii) to seek specific performance or other equitable relief pursuant to Article V.

7.8 No Reliance.

(a) THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS CONTAINED IN ARTICLE III CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  THE REPRESENTATIONS AND WARRANTIES OF THE BUYERS CONTAINED IN ARTICLE IV CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE BUYERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES HERETO), NEITHER THE SELLERS NOR THE BUYERS OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTIES, THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH

PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION TO, OR ANY SUCH PERSON’S RELIANCE ON, ANY INFORMATION, DOCUMENTS OR OTHER MATERIAL MADE AVAILABLE TO SUCH PERSON IN ANY DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY).  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES HERETO), EACH PARTY HEREBY DISCLAIMS ALL LIABILITY AND  RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES).

(b) Notwithstanding any other provision of this Agreement, in no event shall any Party be liable for (and the term Losses shall exclude) punitive, special, incidental, indirect, consequential or lost profits damages of any kind or nature, regardless of the form of action through which such damages are sought, except for any such damages recovered by any third party against any Party in respect of which such Party would otherwise be entitled to indemnification pursuant to the terms hereof or in connection with claims for Fraud or willful breach of this Agreement.

7.9 Express Negligence.  THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE VII BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY.  WITHOUT LIMITING THE FOREGOING, BUT LIMITED TO THE EXTENT PROVIDED ABOVE, SUCH INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE VII SHALL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

ARTICLE VIII
MISCELLANEOUS

8.1 Assignment; Binding Effect.  This Agreement and the rights hereunder may not be assigned by the Buyers without the prior written consent of the Sellers; provided, however, that the Buyers shall be permitted (a) to assign to any of their Affiliates without the Sellers’ consent any of its rights, but not any of their obligations, under this Agreement and (b) to collaterally assign without the Sellers’ consent this Agreement and their rights herein and in the other Transaction Documents to its or any of their Affiliate’s lenders. This Agreement and the rights hereunder may not be assigned by any Seller without the prior written consent of the Buyers.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

8.2 Notices.  Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:

If to the Sellers, addressed to:

c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah, 84108
Attention: General Counsel

If to the Buyers, addressed to:

c/o 3D Systems, Inc.
333 Three D Systems Circle
Rock Hill, SC 29730
Attention: General Counsel

8.3 Choice of Law.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  THE PARTIES AGREE THAT THE VIENNA CONVENTION ON THE SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT.

8.4 Submission to Jurisdiction.  The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in Houston, Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.5 Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY LAW, EACH OF THE SELLERS AND THE BUYERS HEREBY KNOWINGLY, VOLUNTARILY,

INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN CONNECTION HEREWITH OR THEREWITH.  EACH THE SELLERS AND THE BUYERS HEREBY EXPRESSLY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE SELLERS AND THE BUYERS TO ENTER INTO THIS AGREEMENT.

8.6 Entire Agreement; Amendments and Waivers.  This Agreement, together with all Exhibits and Schedules hereto, and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between or among any of the Parties, and there are no other warranties, representations or other agreements between the Parties in connection with the subject matter. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected party.

8.7 Signatures; Counterparts.  This Agreement may be executed by facsimile or scanned and emailed signature by any party and such signature shall by deemed to be binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Expenses.  Each party hereto will be responsible for its own legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

8.9 Severability.  Whenever possible, each provision or portion of any provision of this Agreement or any other instrument referred to herein will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement or any other instrument referred to herein is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement or such other instrument (as applicable) will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein or therein (as applicable).

8.10 References; Headings; Interpretation.  All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Article,” “this Section” and “this subsection” and words of similar import refer only to the Article, Section or subsection hereof in which such words occur.  The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

8.11 No Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties hereto and their successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other Persons any remedy, Claim, liability, reimbursement, cause of action or other right, except as expressly provided herein.

8.12 No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise.  This Agreement has been reviewed by each of the Parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

8.13 Compliance with Bulk Sales Laws.  Each Party hereto hereby waives compliance by the Parties hereto with the “bulk sales,” “bulk transfers” or similar applicable Laws and all other similar applicable Laws in all jurisdictions in respect of the transactions contemplated by this Agreement; provided, that the Sellers shall jointly and severally indemnify and hold the Buyers harmless for the failure to comply with any such Laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Huntsman Advanced Materials Americas LLC

By:           /s/ Sean Douglas
Name:      Sean Douglas
Title:        Vice President, Corporate Development

Huntsman Advanced Materials (Switzerland)
GmbH

By:           /s/ Patrick Verraes
Name:      Patrick Verraes
Title:        Director

3D Systems, Inc.

By:           /s/ Damon Gregoire
Name:      Damon Gregoire
Title:        Senior Vice President and CFO

3D Systems SA

By:           /s/ Damon Gregoire
Name:      Damon Gregoire
Title:        Member of the Board

Signature Page to
Asset Purchase Agreement

EXHIBIT A

DEFINED TERMS

“Accounts Receivable” means all accounts and notes receivable from account, note and other debtors of the Seller.

“Affiliate” means with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under a common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.  With respect to any natural person, the term “Affiliate” shall also mean (1) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (2) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (3) any Person controlled by or under the common control with any one or more of such Persons described in clauses (1) or (2) preceding.

“Agreement” is defined in the introductory paragraph.

“Allocated Values” is defined in Section 2.6.

“Assets” means, collectively, all of the tangible and intangible assets, rights and properties used, held for use or purportedly owned by any of the Sellers, including all Intellectual Property Assets.

“Assumed Liabilities” means, effective as of the Effective Time, only the following liabilities and obligations of the Sellers: (a) customer deposits and rebates reflected on the Sellers’ accounting records and net accrued royalty obligations pursuant to the agreements with DSM Desotech, Inc. as of the Effective Time, (b) any liability or obligation arising after the Effective Time under the Purchased Contracts or relating to the Purchased Assets or the Businesses (other than any liability arising out of or relating to a breach by the Sellers that occurred prior to the Effective Time), (c) the costs attributable to the Buyers in accordance with Section 5.10, (d) all costs and expenses associated with the physical transfer or assignment of the Purchased Assets to the Buyers, and (e) all applicable Transfer Taxes or stamp duty Taxes.

“Basket Amount” is defined in Section 7.4(d).

“Bills of Sale” is defined in Section 6.2(a).

“Books and Records” means original or true and complete copies of all of the books, records, files, data and information of the Sellers primarily used in the Businesses (including customer and supplier lists, financial and accounting records, purchase orders and invoices, sales orders, credit and collection records, engineering order files, warranty and repair files, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records and formulations, lists of and correspondence and miscellaneous records with respect to customers, suppliers, representatives and distributors and all other general correspondence primarily used in the Businesses).

“Businesses” is defined in the Recitals.

“Business Employees” means all employees of the Seller and their Affiliates who provide services in connection with the Businesses.

“Buyers” is defined in the introductory paragraph.

“Buyers Covered Persons” is defined in Section 7.2(a).

“Buyers Released Parties” is defined in Section 5.6(a).

“Buyers’ Knowledge” means the actual knowledge, after reasonable inquiry, of each of Abe N. Reichental, Charles W. Hull, Damon Gregoire, Robert M. Grace, Jr. and Andrew Johnson.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Claim” means any and all claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits and administrative orders.

“Claim Notice” is defined in Section 7.5(a).

“Closing” is defined in Section 6.1.

“Closing Date” is defined in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Business” is defined in Section 5.1(a).

“Confidential Information” means the following:

(i)           all records, files, analyses, documents, software, computer or electronic data disks or tapes, demonstration materials, test data, printouts, processes, designs, file layouts, technical bulletins, manuals, diagrams, formulas, research, inventions (whether patentable or not), patents and discoveries and trade secrets, in each case in so far as they comprise a portion of the Purchased Assets or relate primarily to the Businesses and which have not been previously released to the general public;

(ii)           all technical, financial, business plan and customer information, including standard periodic financial statements and analyses, budgets, business plans, tax returns, benefit and compensation plans, customer lists and contact names, functional and technical specifications, designs, drawings, analysis, research, processes, computer programs, methods, ideas and “know how” and the like, in each case in so far as they comprise a portion of the Purchased Assets or relate primarily to the Businesses; and

(iii) the terms of this Agreement.

“Consents” means any consents of third parties, including Governmental Authorities, which are required to be obtained for the assignment of the Purchased Assets to the Buyers.

“Continuing Employee” means (i) in the case of Domestic Employees, each Domestic Employee who accepts an offer of employment from the Buyers or an Affiliate of the Buyers and (ii) in the case of European Employees, each European Employee that the Buyers or an Affiliate of the Buyers continue to employ (or re-employ) following the Continuing Employment Date.

“Continuing Employment Date” is defined in Section 5.10(f).

“Contract” means any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Creditors’ Rights” is defined in Section 3.2.

“Data Room” means the electronic data room established by the Sellers for the purpose of making information, agreements, documents and other due diligence materials regarding the Businesses available to the Buyers.

“Digitalis Business” is defined in the recitals.

“Disclosure Schedules” is defined in the introductory paragraph of Article III.

“Domestic Employee” means each of Hector Santizo, Guy Bourdeau, Harold Luper and John Fong.

“Effective Time” is defined in Section 6.1.

“Employee Benefit Plan” means each “employee benefit plan” as such term is defined in Section 3(3) of ERISA (including but not limited to, employee benefit plans, such as Foreign Plans, that are not subject to the provisions of ERISA), and each personnel policy, stock option plan, collective bargaining agreement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other material employee benefit plan, agreement, arrangement, program, practice or understanding.

“Environmental Claim” means any Proceeding or Loss resulting from or arising out of: (i) violation of any Environmental Law or Environmental Permit; (ii) the performance of an Environmental Response; or (iii) the Release of any Hazardous Substances.

“Environmental Laws” means any and all applicable laws (including common law), rules, ordinances, codes, decrees, judgments, directives, judicial or administrative orders or regulations of any Governmental Authority having jurisdiction over the Sellers or its Assets pertaining to prevention of pollution, protection of the environment, remediation of contamination, or workplace health and safety, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; each as amended, and all similar laws, rules and regulations of any Governmental Authority having jurisdiction over the Sellers or the Purchased Assets.

“Environmental Permits” means Permits required under Environmental Law.

“Environmental Response” means any action required under Environmental Law: (i) to prevent, respond to, remove, remediate, abate, investigate or monitor the Release or threatened Release of Hazardous Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater, or other environmental media; or (ii) to correct a violation under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Seller, is treated as a single employer under Section 414 of the Code.

“European Employee” means each of Jemmel Belkacem, Niels Holm Larsen, Ricardo Da Costa, Fabian Unterfinger, Latifa Afdal, Laurent Bourdillon, Carole Chapelat, Beat Dobler, Michael Rhodes, Daniel Donnard, Mark Benisek, Jonny Silasko and Claude Rhuth.

“Excluded Assets” means (i) the cash on hand and Accounts Receivable of the Seller as of the Closing Date and (ii) the Assets listed on Schedule 2.1(c) of the Disclosure Schedules.

“Excluded Liabilities” means all contingencies, liabilities and obligations of the Sellers of any kind which are not Assumed Liabilities.

“Financial Information” is defined in Section 3.7.

“Foreign Plan” means any material pension or other similar employee benefit or retirement plan, program, policy, arrangement or agreement (other than any plan, program, policy, arrangement or agreement mandated under applicable law) that is maintained or contributed to by the Sellers or any of their Subsidiaries with respect to employees employed or engaged in service outside the United States.

“Fraud” means a knowing and intentional misrepresentation of any of the representations and warranties in Articles III or IV or in any certificate delivered pursuant to Sections 6.2(b) or 6.3(d).

“GAAP” means generally accepted accounting principals in the United States, as in effect on the date hereof.

“Governmental Authority” means any governmental, quasi-governmental, state, county, city, province or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

“Hazardous Substances” means and includes each substance, waste or material regulated, defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic (or words of similar import) substance under any Environmental Law and any petroleum or petroleum products that have been Released into the environment, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, naturally occurring radioactive material, radon gas, lead-based paint, infectious or medical wastes, used oil, gasoline, heating oil, kerosene, mold, mycotoxins, hazardous airborne pathogens, urea formaldehyde and melamine formaldehyde (including any resin, substance or manufactured product containing formaldehyde).

“Indemnified Party” is defined in Section 7.5(a).

“Indemnifying Party” is defined in Section 7.5(a).

“Intellectual Property” means any and all of the following: (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations in connection therewith and utility models; (b) trademarks, service marks, trade dress, logos, slogans, trade names and Internet domain names and all applications, registrations and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) copyrights, database rights, works of authorship and all applications, registrations and renewals in connection therewith; (d) all moral or similar rights; (e) trade secrets and confidential or proprietary information (whether or not reduced to writing), including Confidential Information; and (f) all websites and related content (including without limitation, underlying software, URLs and domain names).

“Intellectual Property Assets” means Intellectual Property owned by the Sellers and used primarily in the Businesses.

 “Inventory” means all of the Sellers’ inventories of raw materials, work in process, finished goods and supplies held for use or sale by the Sellers in the Businesses as of the Closing Date which is appropriately valued in accordance with GAAP.

“IP Licenses” is defined in Section 3.10(e).

“Law” means any U.S. federal, state, EU, national, local, foreign or other statute, law, treaty, order, judgment, rule, code, regulation, decree, writ, injunction, award, ruling, ordinance or other requirement of any kind of any Governmental Authority, including the common law.

“Lien” means any lien, mortgage, security interest, Tax lien, attachment, levy, charge, claim, restriction, imposition, pledge, easement, covenant, encroachment, encumbrance, conditional sale or title retention arrangement, condemnation award, Claim, charge, preferential purchase right, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of indebtedness, whether consensual or nonconsensual and whether arising by agreement or under any Law or otherwise.

“Losses” is defined in Section 7.2(a).

“Major Customers” is defined in Section 3.18.

“Major Suppliers” is defined in Section 3.18.

“Material Adverse Effect” means any effect, event, development or change (x) which individually or in the aggregate with all effects, events, developments or changes is or is reasonably likely to become materially adverse to the business, assets, liabilities, properties, results of operations or financial condition of the Businesses, taken as a whole or (y) prevents or has an adverse effect on the ability of the Sellers to execute and perform their obligations under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, excluding any such result or consequence resulting from or related to (i) changes in general economic, political or business (to the extent that such changes do not affect the Businesses in a materially disproportionate manner as compared to other companies that operate within the same business as the Businesses), (ii) conditions affecting the industry in which the Businesses operate generally (to the extent that such changes do not affect the Businesses in a materially disproportionate manner as compared to other companies that operate within the same business as the Businesses), (iii) any change in law or in accounting rules, or (iv) conditions or effects that have been demonstrated by the Sellers as resulting from the announcement of the existence of this Agreement in the countries in which the Businesses operate (to the extent that such changes do not affect the Businesses in a materially disproportionate manner as compared to other companies that operate within the same business as the Businesses), or (iv) changes in GAAP.

“Most Recent Fiscal Period End” is defined in Section 3.7.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business consistent with past customs and practices of such Person.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable, of such Person.

“Party” and “Parties” are defined in the introductory paragraph.

“Patent License” is defined in Section 6.2(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” is defined in Section 3.12(b).

“Permitted Liens” means:

(i)           Liens for current period Taxes which are not yet due and payable; and

(ii)           inchoate Liens arising by operation of law, including materialman’s, mechanic’s, repairman’s, laborer’s, warehousemen, carrier’s, employee’s, contractor’s and operator’s Liens arising in the Ordinary Course of Business but only to the extent such Liens secure obligations that, as of the Closing, are not due and payable and are not being contested.

“Person” means any natural person, firm, partnership, association, corporation, limited liability company, company, trust, or other entity, public body or government.

“Pre-Closing Tax Period” is defined in Section 5.3(c).

“Proceeding” means any legal action, litigation, arbitration, hearing, formal investigation for which a Governmental Authority has provided notice, or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

“Prohibited Period” is defined in Section 5.1(a).

“Purchased Assets” is defined in Section 2.1.

“Purchased Contract” is defined in Section 2.1.

“Purchased Current Assets” means the current Purchased Assets existing as of Closing, excluding, for the avoidance of doubt, any Excluded Assets.

“Purchase Price” is defined in Section 2.4.

“Qualifying Offer of Employment” means an offer of employment to a Domestic Employee on substantially the same terms and conditions, including compensation and benefits, as applicable to such Domestic Employee at the Effective Time.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Scheduled Personal Property” is defined in Section 2.1.

“Selected Financial Data” is defined in Section 3.7.

“Sellers” is defined in the introductory paragraph.

“Sellers Covered Persons” is defined in Section 7.3.

“Sellers’ Knowledge” means the actual knowledge, after reasonable inquiry, of each of Kimo Esplin, Sean Douglas, Troy Keller and James Huntsman.

“Sellers Released Parties” is defined in Section 5.6(b).

“SL Business” is defined in the recitals.

“Straddle Period” is defined in Section 5.3(c).

“Survival Period” is defined in Section 7.1(c).

“Swiss Buyer” is defined in the introductory paragraph.

“Swiss Seller” is defined in the introductory paragraph.

“Swiss Tangible Assets” means all of the tangible Purchased Assets located at the Sellers’ Basel, Switzerland facility, including all Inventory that comprises Purchased assets and the other tangible Assets listed on Schedule 2.1(b).

“Tax” or “Taxes” means any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Benefit” means the present value of any refund, credit or reduction in otherwise required Tax payment, including any interest payable thereon, which present value shall be computed as of the Closing Date or the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized, whichever is later, (i) using the Tax rate applicable to the highest level of income with respect to such Tax, (ii) using the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of  notice of proposed deficiency under the Code, and (iii) assuming that such refund, credit or reduction shall be recognized or received in the earliest possible taxable period (without regard to any other losses, deductions, refunds, credits, reductions or other Tax items available to such party.

“Tax Items” means all items of income, gain, loss, deduction and credit and other tax items.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” is defined in Section 7.5(a).

“Third Party Licenses” is defined in Section 3.10(e).

“Trademark License” is defined in Section 6.2(e).

“Transaction Documents” means this Agreement, the Confidential Information Agreement by and between the U.S. Seller and the U.S. Buyer dated as of August 27, 2009, the Amendment to Confidential Information Agreement by and between the U.S. Seller and the U.S. Buyer dated as of November 29, 2010, and all agreements, conveyances, documents, instruments and certificates delivered pursuant to this Agreement.

“Transfer Taxes” is defined in Section 5.3(a).

“Transition Services Agreement” is defined in Section 6.2(d).

“U.S. Buyer” is defined in the introductory paragraph.

“U.S. Seller” is defined in the introductory paragraph.

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C-1

FORM OF U.S. ASSIGNMENT AND BILL OF SALE

 This Assignment and Bill of Sale (this “Bill of Sale”) is entered into as of November 1, 2011, by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller” and, together with the U.S. Seller, the “Sellers”) and 3D Systems, Inc., a California corporation (the “U.S. Buyer”).  The U.S. Buyer and the Sellers are referred to individually herein as a “Party” and collectively herein as the “Parties.”

Unless otherwise defined herein, capitalized terms are used herein as defined in the Asset Purchase Agreement, dated as of November 1, 2011, by and among the Parties (the “Asset Purchase Agreement”).

BACKGROUND

Pursuant to the Asset Purchase Agreement, the Sellers have agreed, among other things, to transfer, convey, assign and deliver to the U.S. Buyer all of the Purchased Assets, other than the Swiss Tangible Assets and the Purchased Contracts related to the European Employees (excluding such Purchased Assets, the “U.S. Purchased Assets”), and the U.S. Buyer has agreed to assume and thereafter pay, discharge and perform, as and when due, the Assumed Liabilities, other than Assumed Liabilities related to the Swiss Tangible Assets and the employment contracts of the European Employees (excluding such Assumed Liabilities, the “U.S. Assumed Liabilities”).

Pursuant to due authorization, the Sellers are executing and delivering this Bill of Sale for the purpose of granting, selling, conveying, assigning, transferring and delivering to and vesting in the U.S. Buyer all of the Seller’s right, title and interest in and to the U.S. Purchased Assets (except as described in the Asset Purchase Agreement).  Likewise, pursuant to due authorization, the U.S. Buyer is executing and delivering this Bill of Sale in order to confirm the U.S. Buyer’s assumption of the U.S. Assumed Liabilities to the Sellers.

This Bill of Sale is being executed pursuant to Sections 6.2(a) and 6.3(b) of the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, the Parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein and in the Asset Purchase Agreement, and subject to the terms and conditions of the Asset Purchase Agreement, hereby agree as follows:

1. The Sellers hereby grant, sell, convey, assign, transfer, deliver, set over to and vest in the U.S. Buyer, its successors and assigns, all of the Seller’s right, title and interest, legal and equitable, in and to all of the U.S. Purchased Assets, to have and to hold the same, including the appurtenances thereof, unto the Buyer, their successors and assigns, forever, to their own proper use and behalf. The Sellers warrant title to the U.S. Purchased Assets unto the U.S. Buyer

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to the extent represented and warranted in the Asset Purchase Agreement; provided, however, that the sole recourse and remedy for any breach of said warranty shall be pursuant to Article VII of the Asset Purchase Agreement and subject to the limitations on survival set forth in Article VII of the Asset Purchase Agreement.

2. The U.S. Buyer hereby assumes and shall hereafter pay, discharge and perform, as and when due, the U.S. Assumed Liabilities, as set forth and to the extent provided in the Asset Purchase Agreement.

3. Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon or give any Person, other than the Sellers and the U.S. Buyer, their respective successors and their respective permitted assigns to whom all or part of the rights and obligations under the Asset Purchase Agreement are assigned in accordance with the terms and conditions thereof, any remedy or claim under or by reason of this Bill of Sale or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Bill of Sale shall be for the sole and exclusive benefit of the Sellers and the U.S. Buyer and each of their respective successors and assigns, as aforesaid.

4. Neither the making nor the acceptance of this Bill of Sale shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by the Sellers or the U.S. Buyer of any liabilities, duties or obligations imposed upon any of them by the terms of the Asset Purchase Agreement, including, without limitation, the representations and warranties and other provisions that the Asset Purchase Agreement provides shall survive the Closing and the limitations on survival and remedies set forth in the Asset Purchase Agreement.

5. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

6. The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in Houston, Texas over any dispute arising out of or relating to this Bill of Sale or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7. Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY LAW, EACH OF THE SELLERS AND THE U.S. BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING

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OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN CONNECTION HEREWITH OR THEREWITH.  EACH THE SELLERS AND THE U.S. BUYER HEREBY EXPRESSLY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE SELLERS AND THE U.S. BUYER TO ENTER INTO THIS AGREEMENT.

8. This Bill of Sale may be executed by facsimile or scanned and emailed signature by any party and such signature shall by deemed to be binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. This Bill of Sale, together with all the other Transaction Documents (including the Exhibits and Schedules to the Asset Purchase Agreement), constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between or among any of the Parties, and there are no other warranties, representations or other agreements between the Parties in connection with the subject matter. No amendment, supplement, modification or waiver of this Bill of Sale shall be binding unless executed in writing by all Parties hereto.  No waiver of any of the provisions of this Bill of Sale shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the day and year first above written.

Huntsman Advanced Materials Americas LLC

By:      ________________________________
Name: ________________________________
Title:   ________________________________

Huntsman Advanced Materials (Switzerland)
GmbH

By:      ________________________________
Name: ________________________________
Title:   ________________________________

3D Systems, Inc.

By:      ________________________________
Name: ________________________________
Title:   ________________________________

Signature Page to
U.S. Assignment and Bill of Sale

EXHIBIT C-2

FORM OF SWISS ASSIGNMENT AND BILL OF SALE

 This Assignment and Bill of Sale (this “Bill of Sale”) is entered into as of November 1, 2011, by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller” and, together with the U.S. Seller, the “Sellers”) and 3D Systems SA, a Swiss société anonyme (the “Swiss Buyer”).  The Swiss Buyer and the Sellers are referred to individually herein as a “Party” and collectively herein as the “Parties.”

Unless otherwise defined herein, capitalized terms are used herein as defined in the Asset Purchase Agreement, dated as of November 1, 2011, by and among the Parties (the “Asset Purchase Agreement”).

BACKGROUND

Pursuant to the Asset Purchase Agreement, the Sellers have agreed, among other things, to transfer, convey, assign and deliver to the Swiss Buyer all of the Swiss Tangible Assets and the Purchased Contracts related to the European Employees (the “Swiss Purchased Assets”), and the Swiss Buyer has agreed to assume and thereafter pay, discharge and perform, as and when due, the Assumed Liabilities related to the Swiss Tangible Assets and the employment contracts of the European Employees (collectively, the “Swiss Assumed Liabilities”).

Pursuant to due authorization, the Sellers are executing and delivering this Bill of Sale for the purpose of granting, selling, conveying, assigning, transferring and delivering to and vesting in the Swiss Buyer all of the Seller’s right, title and interest in and to the Swiss Purchased Assets (except as described in the Asset Purchase Agreement).  Likewise, pursuant to due authorization, the Swiss Buyer executing and delivering this Bill of Sale in order to confirm the Swiss Buyer’s assumption of the Swiss Assumed Liabilities to the Sellers.

This Bill of Sale is being executed pursuant to Sections 6.2(a) and 6.3(b) of the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, the Parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein and in the Asset Purchase Agreement, and subject to the terms and conditions of the Asset Purchase Agreement, hereby agree as follows:

1. The Sellers hereby grant, sell, convey, assign, transfer, deliver, set over to and vest in the Swiss Buyer, its successors and assigns, all of the Seller’s right, title and interest, legal and equitable, in and to all of the Swiss Purchased Assets, to have and to hold the same, including the appurtenances thereof, unto the Buyer, their successors and assigns, forever, to their own proper use and behalf. The Sellers warrant title to the Swiss Purchased Assets unto the Swiss Buyer to the extent represented and warranted in the Asset Purchase Agreement; provided, however, that the sole recourse and remedy for any breach of said warranty shall be pursuant to

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Article VII of the Asset Purchase Agreement and subject to the limitations on survival set forth in Article VII of the Asset Purchase Agreement.

2. The Swiss Buyer hereby assumes and shall hereafter pay, discharge and perform, as and when due, the Swiss Assumed Liabilities, as set forth and to the extent provided in the Asset Purchase Agreement.

3. Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon or give any Person, other than the Sellers and the Swiss Buyer, their respective successors and their respective permitted assigns to whom all or part of the rights and obligations under the Asset Purchase Agreement are assigned in accordance with the terms and conditions thereof, any remedy or claim under or by reason of this Bill of Sale or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Bill of Sale shall be for the sole and exclusive benefit of the Sellers and the Swiss Buyer and each of their respective successors and assigns, as aforesaid.

4. Neither the making nor the acceptance of this Bill of Sale shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by the Sellers or the Swiss Buyer of any liabilities, duties or obligations imposed upon any of them by the terms of the Asset Purchase Agreement, including, without limitation, the representations and warranties and other provisions that the Asset Purchase Agreement provides shall survive the Closing and the limitations on survival and remedies set forth in the Asset Purchase Agreement.

5. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

6. The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in Houston, Texas over any dispute arising out of or relating to this Bill of Sale or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7. Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY LAW, EACH OF THE SELLERS AND THE SWISS BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF

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DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN CONNECTION HEREWITH OR THEREWITH.  EACH THE SELLERS AND THE SWISS BUYER HEREBY EXPRESSLY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE SELLERS AND THE SWISS BUYER TO ENTER INTO THIS AGREEMENT.

8. This Bill of Sale may be executed by facsimile or scanned and emailed signature by any party and such signature shall by deemed to be binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. This Bill of Sale, together with all the other Transaction Documents (including the Exhibits and Schedules to the Asset Purchase Agreement), constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between or among any of the Parties, and there are no other warranties, representations or other agreements between the Parties in connection with the subject matter. No amendment, supplement, modification or waiver of this Bill of Sale shall be binding unless executed in writing by all Parties hereto.  No waiver of any of the provisions of this Bill of Sale shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected party.

[Signature Page Follows]

C-2-3

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the day and year first above written.

Huntsman Advanced Materials Americas LLC

By:      ________________________________
Name: ________________________________
Title:   ________________________________

Huntsman Advanced Materials (Switzerland)
GmbH

By:      ________________________________
Name: ________________________________
Title:   ________________________________

3D Systems SA

By:      ________________________________
Name: ________________________________
Title:   ________________________________

Signature Page to
Swiss Assignment and Bill of Sale

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF PATENT LICENSE

PATENT LICENSE AGREEMENT

This License Agreement (“License”) is entered into on  , 2011 (the “Effective Date”) by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller,” and, together with the U.S. Seller, the “Sellers”), 3D Systems, Inc., a California corporation (the “U.S. Buyer”) and 3D Systems SA, a Swiss société anonyme (the “Swiss Buyer,” and, together with the U.S. Buyer, the “Buyers”).  The Buyers and Sellers are referred to collectively herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sellers and Buyers have entered into an Asset Purchase Agreement (the “Agreement”) dated as of  , 2011 pursuant to which Buyers have purchased from Sellers certain Purchased Assets;

WHEREAS, Purchased Assets include Intellectual Property Assets; and

WHEREAS, in connection with the Agreement, Buyers desire to grant Sellers an exclusive field-of-use license to the Licensed Intellectual Property (as defined herein);

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this License, and intending to be legally bound, the Parties to this License agree as follows:

ARTICLE 1

DEFINITIONS

1.1           DEFINITIONS

(a)           Except as otherwise provided in this License, the capitalized terms used in this License shall have the meaning ascribed to them in the Agreement.

(b)           “Additive Manufacturing Field” means the field of making three-dimensional objects based upon computer-aided designs by selectively curing layer-by-layer a photosensitive material.

(c)           “Licensor” means the Buyers;

(d)           “Licensee” means the Sellers;

(e)           “Licensed Intellectual Property” means any and all of the following: (a) the Patents set forth in Appendix 1 attached hereto, which is based upon Schedule 3.11(iii) of the Agreement; and (b) Confidential Information.

(f)           “Patents” means each patent or registration, pending patent application or application for registration, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations in connection therewith.

ARTICLE 2

GRANT OF RIGHTS

2.1           LICENSE GRANT BY LICENSOR OF LICENSED INTELLECTUAL PROPERTY

(a)           Subject to the terms and conditions of this License, Licensor, on behalf of itself and its Affiliates, hereby grants to Licensee and its Affiliates, a worldwide, perpetual, irrevocable, non-transferable (except as expressly provided herein), fully paid up, royalty-free license, with the right to grant sublicenses, including to direct and indirect customers, under the Licensed Intellectual Property, to use and exploit the Licensed Intellectual Property in the field-of-use outside the Additive Manufacturing Field to make (including the right to use any apparatus and practice any method of making); have made (but solely for Licensee), use, import, offer for sale, lease, sell and/or otherwise transfer any article, device, composition, method, process, or other property covered or alleged to be covered by the Licensed Intellectual Property.  The license granted hereunder is an exclusive license in the field-of-use outside the Additive Manufacturing Field.

(b)           Licensor hereby grants to Licensee, a right to acquire, for no additional consideration, any of the Patents of the Licensed Intellectual Property set forth in Appendix 1 hereto in the event Licensor intends not to renew and maintain the registration of any such Patents.  Licensor shall notify Licensee within due time of its intention not to renew and maintain the registration of any of the Patents of the Licensed Intellectual Property and Licensee shall, within sixty (60) calendar days of Licensor’s notification, declare to Licensor whether it wants to exercise its right to acquire such Patents, for no additional consideration.  In the event of Licensee acquiring any of the Patents of the Licensed Intellectual Property under the foregoing right, Licensee shall bear all costs for maintaining and renewing the registration of any such Patents as from the date of its declaration to Licensor that it intends to exercise its right to acquire such Patents, for no additional consideration.

2.2           LIMITATIONS ON LICENSE

(a)           The license granted herein includes the right to grant sublicenses, including sublicenses that are exclusive with respect to Licensee.  No sublicense shall be broader in any respect at any time during the term of this License than the license held at that time by Licensee that granted the sublicense.  Specifically, Licensee shall not sublicense the Licensed Intellectual Property in the Additive Manufacturing Field.

(b)           The license does not cover and there is no obligation by a Party (whether it is the Licensor or the Licensee) to license or otherwise disclose to the other Party any improvements first made after the Effective Date of this License Agreement, even if such improvements are based in whole or in part on the Patents or Confidential Information licensed herein and all such improvements shall be owned by the Party making the improvement.

(c)           All rights not expressly granted by the Licensor hereunder are reserved to the Licensor.  Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any license other than the license specified in Section 2.1.

(d)           The license granted in Section 2.1 is subject to all pre-existing licenses and rights granted to third parties.

ARTICLE 3

ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1           ENFORCEMENT ACTIONS BY LICENSOR

(a)           Licensor shall have the right to bring any action on account of any infringements or misappropriations of any Patents licensed by such Licensor, and Licensee shall cooperate reasonably with Licensor, as Licensor may reasonably request, in connection with any such action brought by Licensor.  All such actions shall be at the expense of Licensor.  Nothing herein, however, shall be deemed to require any Licensor to enforce the Patents licensed hereunder by such Licensor.  Any recoveries obtained by Licensor in or as a result of such action, including through any settlement, shall be retained by Licensor.

(b)           If Licensee learns of any infringement of any Patents licensed hereunder as to which such Licensee desires to take further action, it may notify the Licensor of such infringement.  Within a reasonable time thereafter, Licensor, at Licensor’s expense, shall take such action as it in its reasonable discretion deems advisable for the protection of the licensed Patents or shall advise Licensee that Licensor shall not take such action.  If Licensor elects to take no action, Licensee shall have the right to sue for such infringement and Licensor shall join as a co-party where joinder is needed; provided, Licensee shall pay all actual costs and expenses, including attorneys’ fees, incurred by Licensor.

 (c)           With respect to any Confidential Information licensed as Licensed Intellectual Property to the Licensee, the Licensor agrees that the Licensee shall have the right to bring a legal action against third parties for the misappropriation of any such Confidential Information that would damage or irreparably harm businesses outside the Additive Manufacturing Field, and the Licensor hereby conveys and assigns to the Licensee the right to sue a third party (other than an Affiliate of Licensor) for any such misappropriation, including such damages suffered by, and irreparable harm, to businesses outside the Additive Manufacturing Field.  In the event that a court decides the Licensor must be named as a plaintiff in any such action in order for the Licensee to prosecute such action, after having given notice to the Licensor, the Licensee shall have the right to sue in the name of the Licensor.  In such event, the Licensee shall be fully responsible for the attorneys’ fees and expenses incurred by the Licensee and the Licensor in such action and shall indemnify the Licensor for any damage to the Licensor resulting from such action, and the Licensee shall have the sole right to control and settle any such action; provided, however, the Licensee shall not enter into any agreement, agreed order, consent, judgment, or the like which is binding on or prejudicial to the Licensor, without the Licensor’s consent.  The Licensor shall have the right to employ separate counsel and participate in such litigation at its sole cost.

ARTICLE 4

INDEMNITIES AND LIMITATIONS OF LIABILITIES

4.1           INDEMNITY BY LICENSEE.     The Licensee shall indemnify, and hold the Licensor harmless from and against any liabilities, losses, claims, damages, costs, expenses, and settlement amounts (including reasonable attorneys’ fees) arising out of or resulting from any third party claim to the extent it arises out of Licensee’s use of the Licensed Intellectual Property under this License.  The Licensor agrees to provide the Licensee with timely written notice of any such claim so as not to prejudice the Licensee’s settlement or defense, and sole control over such claim; provided, however, the Licensee shall not enter into any agreement, agreed order, consent judgment or the like which is binding on or prejudicial to the Licensor, without the Licensor’s consent.  Licensor shall have the right to employ separate counsel and participate in such litigation at its sole cost.  Licensor shall provide all reasonable assistance with the Licensee’s defense or settlement of any such claim, upon the Licensee’s request.

4.2           LIMITATIONS OF LIABILITIES.     NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS, OR GOODWILL, ARISING OUT OF THIS LICENSE, UNDER ANY LEGAL THEORY OR CAUSE OF ACTION, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES UNLESS SUCH PARTY IS INDEMNIFYING THE OTHER PARTY HEREUNDER AND SUCH DAMAGES ARE PAYABLE BY THE PARTY ENTITLED TO INDEMNIFICATION HEREUNDER PURSUANT TO A THIRD PARTY CLAIM.  THE FOREGOING LIMITATIONS APPLY TO ALL CAUSES OF ACTIONS AND CLAIMS BROUGHT UNDER THE PROVISIONS OF THIS LICENSE.

ARTICLE 5

ADDITIONAL PROVISIONS

 5.1           TERM.     This License shall commence upon the Effective Date and continue in perpetuity; provided that as Licensed Intellectual Property expires, for example by the expiration of a patent, the license specified in Section 2.1 shall cease to include the expired patent, but shall continue to include other unexpired patents that were included in the License.

5.2           BREACH.     No breach of this License will entitle Licensor hereunder to terminate or rescind the license granted in Section 2.1 or entitle Licensor to injunctive or other equitable relief to terminate such license, it being agreed that Licensor’s sole remedy, if any, in the event of such a breach will be an action for damages and an injunction for exceeding the scope of the license.

5.3           ASSIGNMENT.     Neither this License, nor any rights under this License may be assigned or otherwise transferred without the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, (a) each Party may assign its rights and obligations to: (i) an Affiliate of such assigning Party; or (ii) any entity that acquires substantially all of the assets of the assigning Party which are the subject of this License and the Agreement; or (iii) any successor entity in merger, consolidation, or acquisition involving the assigning Party; and (b) in the event that a Party sells substantially all of the assets associated with a line of business or facility with which the Patents or Confidential Information licensed hereunder is used or exploited to a third party, such Party shall have the right to divisibly assign this License with respect to the particular line of business or facility to such third party and thereafter the Party and such third party shall each have a separate and independent agreement of the form herein with the non-assigning Party.  Any such assignee or transferee shall thereafter be deemed to have assumed the obligations set forth herein.  No such assignment or transfer will relieve the assigning Party of its obligations hereunder.  Subject to the foregoing, this License will be binding upon and will inure to the benefit of the Parties and their respective successors and assigns.  Any assignments in violation of the foregoing will be null and void.

5.4           NOTICES.     All notices, consents, waivers and other communications (including any designations) under this License must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a Party may designate by notice to the other Parties):

If to Licensee:                                                       c/o Huntsman Corporation
500 Huntsman Way
Salt Lake City, UT 84108
Attn:

Fax:

with copies to:                                                      c/o Huntsman Corporation
10003 Woodloch Forest Drive
The Woodlands, TX 77380
Attn:  Vice President, Intellectual Property
Fax:  281-719-4045

If to Licensor:                                                        3D Systems, Inc.
333 Three D Systems Circle
Rock Hill, SC 29730
Attn: General Counsel
Fax:  803-326-4796

5.5           FORCE MAJURE.     Neither Party will be liable to the other Party on account of any loss or damage resulting from any delay or failure to perform all or any part of this License if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the Parties.  Such events, occurrences, or causes will include, without limitation, acts of Gods, strikes, lockouts, riots, acts of war, acts of terrorism, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

5.6           WAIVER.     Any waiver of the provisions of this License or of a Party’s rights or remedies under this License must be in writing to be effective.  Failure, neglect, or delay by a Party to enforce the provisions of this License or its rights or remedies at any time, will not be construed as a waiver of such Party’s rights under this License and will not in any way affect the validity of the whole or any part of this License or prejudice such Party’s right to take subsequent action.  No exercise or enforcement by a Party of any right or remedy under this License will preclude the enforcement by such Party of any other right or remedy under this License or that such Party is entitled by law to enforce.

5.7           SEVERABILITY.     If any term, condition, or provision in this License is found to be invalid, unlawful or unenforceable to any extent, the Parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this License.  If the Parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

5.8           GOVERNING LAW.     This License shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without reference to its choice of law rules.

5.9           CONFIDENTIALITY.     The Licensee, on its own behalf and on behalf of its Affiliates, agrees not to disclose, and agrees to maintain in confidence using at least the same standard of care it uses with its own confidential information, all Confidential Information included in the Licensed Intellectual Property.  For the purposes of this Section 5.9, the Licensee and its Affiliates shall each be a “Recipient” of all Confidential Information included in the Licensed Intellectual Property.  Confidential Information shall not include, and no obligations of a Recipient under this License shall apply to, information that:

(a)
is or becomes available to the industry (e.g. available in the technical literature databases, or the like) or is in, or subsequently enters into the public domain through no act or omission of a Recipient prohibited by this License;

(b)
is received by a Recipient from a third party if such third party was not, to the knowledge of the Recipient, subject to any confidentiality obligation to the Party that is the Licensor of such Confidential Information;

(c)
is independently developed by the employees or agents of a Recipient without access to the Confidential Information provided by the Party that is the Licensor of such Confidential Information hereunder;

(d)	is approved for public release by written authorization of Licensor; or

(e)	is already known by the Recipient (as established by reasonable documentation) at the time of disclosure under this License.

5.10           COUNTERPARTS.     This License may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same License.

The Parties have executed and delivered this License as of the Effective Date.

HUNTSMAN ADVANCED MATERIALS AMERICAS LLC

By:      ________________________________
Name: ________________________________
Title:   ________________________________

HUNTSMAN ADVANCED MATERIALS (SWITZERLAND) GMBH

By:      ________________________________
Name: ________________________________
Title:   ________________________________

3D SYSTEMS, INC.

By:      ________________________________
Name: ________________________________
Title:   ________________________________

3D SYSTEMS SA

By:      ________________________________
Name: ________________________________
Title:   ________________________________

Signature Page to
Patent License Agreement

Appendix 1 of Patent License Agreement

Docket Number	WIPO	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date	Title

819480	US	Granted	08/200982	2/24/1994	5470689	11/28/1995	2/24/2014	Tetra-acrylates containing polymerizable mixtures
819641	US	Granted	08/286061	8/4/1994	5495029	2/27/1996	8/4/2014	(Meth)acrylates containing urethanes
819641	US	Granted	08/552643	8/4/1994	5658712	8/19/1997	8/19/2014	(Meth)acrylates containing urethanes
821438	BE	Granted	95924712.3	6/26/1995	767931	12/19/2001	6/26/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	FR	Granted	95924712.3	6/26/1995	767931	12/19/2001	6/26/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	GB	Granted	95924712.3	6/26/1995	767931	12/19/2001	6/26/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	DE	Granted	95924712.3	6/26/1995	69524758.1	12/19/2001	6/27/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	IT	Granted	95924712.3	6/26/1995	767931	12/19/2001	6/26/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	CH	Granted	95924712.3	6/26/1995	767931	12/19/2001	6/26/2015	Increasing the useful range of cationic photoinitiators in stereolithography
821438	US	Granted	08/266829	6/27/1994	5494618	2/27/1996	6/27/2014	Increasing the useful range of cationic photoinitiators in stereolithography
821438	US	Granted	08/463086	6/27/1994	5705116	1/6/1998	1/6/2015	Increasing the useful range of cationic photoinitiators in stereolithography
822403	FR	Granted	96904961.8	3/6/1996	820609	10/27/1999	3/6/2016	Liquid Photocurable Compositions
822403	GB	Granted	96904961.8	3/6/1996	820609	10/27/1999	3/6/2016	Liquid Photocurable Compositions
822403	DE	Granted	69604909	3/6/1996	820609	10/27/1999	3/7/2016	Liquid Photocurable Compositions
822403	IT	Granted	96904961.8	3/6/1996	820609	10/27/1999	3/6/2016	Liquid Photocurable Compositions
822403	JP	Granted	527357/96	3/6/1996	3787788	4/7/2006	3/6/2016	Liquid Photocurable Compositions
822403	CH	Granted	96904961.8	3/6/1996	820609	10/27/1999	3/6/2016	Liquid Photocurable Compositions
822403	US	Granted	08/913466	3/6/1996	6025114	2/15/2000	3/6/2016	Liquid Photocurable Compositions
822497	CA	Granted	2447850	5/24/2002	2447850	8/24/2010		Three-Dimensional Structured Printing
822497	CN	Granted	2814851.7	5/24/2002	ZL02814851.7	1/7/2009	5/24/2022	Three-Dimensional Structured Printing
822497	JP	Granted	2003-520565	5/24/2002	4482864	4/2/2010	5/24/2022	Three-Dimensional Structured Printing
822497	KR	Granted	10-2003-7015132	5/24/2002	10-926741	11/6/2009	5/24/2022	Three-Dimensional Structured Printing
822497	TW	Granted	91109667	5/9/2002	198897	7/19/2004	5/8/2022	Three-Dimensional Structured Printing
822497	US	Granted	10/479303	5/24/2002	7578958	8/25/2009	5/20/2025	Three-Dimensional Structured Printing
830006	CA	Filed	2487894	6/4/2003	2487894	4/26/2011		Actinic Radiation Curable Compositions and their Use
830006	EP	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use

Docket Number	WIPO	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date	Title
830006	GB	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	FR	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	DE	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	IT	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	BE	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	CH	Granted	3727726.6	6/4/2003	1509560	10/5/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	KR	Granted	10-2004-7019735	6/4/2003	10-0970803	7/9/2011	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	CN	Granted	3812773.3	6/4/2003	ZL03812773.3	11/28/2007	6/4/2023	Actinic Radiation Curable Compositions and their Use
830006	US	Granted	10/516978	6/4/2003	7595351	9/29/2009	7/17/2025	Actinic Radiation Curable Compositions and their Use
830025	CA	Filed	2557226	3/21/2005				Photocurable compositions
830025	EP	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	AT	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	BE	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	CZ	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	FR	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	GB	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	DE	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	GR	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	IT	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	NL	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	PL	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	CH	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	ES	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	TR	Granted	5729543.8	3/21/2005	1727663	10/5/2011	3/21/2025	Photocurable compositions
830025	IN	Filed	4957/DELNP/2006	3/21/2005				Photocurable compositions
830025	JP	Filed	2007-504410	3/21/2005	4775516	7/8/2011	3/21/2025	Photocurable compositions
830025	KR	Filed	10-2006-7019508	3/21/2005				Photocurable compositions
830025	TW	Filed	94108631	3/21/2005				Photocurable compositions
830025	US	Filed	10/593746	3/22/2004				Photocurable Compositions
830025	CN	Granted	200580009111.8	3/21/2005	ZL200580009111	1/20/2010	3/21/2025	Photocurable compositions
830037	CA	Filed	2626327	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE

Docket Number	WIPO	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date	Title
830037	CN	Filed	200680040412.1	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	EP	Filed	6807571.2	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	IN	Filed	3906/DELNP/2008	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	JP	Filed	2008-537098	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	KR	Filed	10-2008-7010159	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	RU	Filed	2008121175	10/26/2006	2408627	1/10/2011	10/26/2026	ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	TW	Filed	95139643	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830037	US	Filed	12/092490	10/26/2006				ANTIMONY-FREE PHOTOCURABLE RESIN COMPOSITION AND THEEDIMENSIONAL ARTICLE
830047	CN	Filed	200880016382.X	4/9/2008				DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE
830047	EP	Filed	8745341.1	4/9/2008				DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE

Docket Number	WIPO	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date	Title
830047	IN	Filed	6042/CHENP/2009	4/9/2008				DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE
830047	JP	Filed	503172/10	4/9/2008				DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE
830047	KR	Filed	2009-7023545	4/9/2008				DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE
830047	US	Filed	12/595643	4/9/2008	7964248	6/21/2011	4/9/2028	DUAL PHOTOINITIATOR, PHOTOCURABLE COMPOSITION, USE THEREOF AND PROCESS FOR PRODUCING A THREE DIMENSIONAL ARTICLE
830053	CN	Filed	200880008337.X	3/12/2008				CURABLE COMPOSITION
830053	EP	Filed	8717647.5	3/12/2008				CURABLE COMPOSITION
830053	IN	Filed	5471/DELNP/2009	3/12/2008				CURABLE COMPOSITION
830053	JP	Filed	2009-553129	3/12/2008				CURABLE COMPOSITION
830053	KR	Filed	10-2009-7018919	3/12/2008				CURABLE COMPOSITION
830053	US	Filed	12/530887	3/12/2008				CURABLE COMPOSITION
830060	EP	Filed	8853243.7	11/21/2008				PHOTOCURABLE RESIN COMPOSITION FOR PRODUCING THREE DIMENSIONAL ARTICLES HAVING HIGH CLARITY
830060	JP	Filed	2010-535087	11/21/2008				PHOTOCURABLE RESIN COMPOSITION FOR PRODUCING THREE DIMENSIONAL ARTICLES HAVING HIGH CLARITY
830060	US	Filed	12/745036	11/21/2008				PHOTOCURABLE RESIN COMPOSITION FOR PRODUCING THREE DIMENSIONAL ARTICLES HAVING HIGH CLARITY
830091	AU	Filed	2009304209.0	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING

Docket Number	WIPO	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date	Title
830091	BR	Filed	PI0919776-1	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	CA	Filed	2740922.0	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	CN	Filed	200980141025.0	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	EP	Filed	9783039.2	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	IN	Filed	2084/DELNP/2011	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	JP	Filed	2011-531424	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	KR	Filed	10-2011-7005123	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	MX	Filed	MX/a/2011/003895	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	RU	Filed	2011119609.0	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	US	Filed	13/123650	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830091	VN	Filed	1-2011-00743	9/15/2009				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830123	EP	Filed	10186358.7	10/4/2010				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830123	WO	Filed	PCT/EP2011/067009	9/29/2011				SYSTEM AND RESIN FOR RAPID PROTOTYPING
830123	TW	Filed	100135734	10/3/2011				SYSTEM AND RESIN FOR RAPID PROTOTYPING

EXHIBIT F

FORM OF TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into as of November 1, 2011, by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller” and, together with the U.S. Seller, the “Sellers”), 3D Systems, Inc., a California corporation (the “U.S. Buyer”) and 3D Systems SA, a Swiss société anonyme (the “Swiss Buyer” and, together with the U.S. Buyer, the “Buyers”).  The Sellers and the Buyers are collectively referred to herein as the “Parties” and each, individually, as a “Party.”

R E C I T A L S:

WHEREAS, the Sellers and the Buyers are parties to an Asset Purchase Agreement dated as of November 1, 2011 (the “Asset Purchase Agreement”) (capitalized terms used but not otherwise defined herein have the meanings given such terms in the Asset Purchase Agreement); and

WHEREAS, it is a condition to consummation of the transactions contemplated by the Asset Purchase Agreement that the Parties execute and deliver this Agreement with respect to the provision by the Sellers of certain transition services to the Buyers;

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained in this Agreement, and other good and valuable consideration provided under the Asset Purchase Agreement and as herein provided, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. General Description of Services.

(a) The Sellers shall provide, or cause to be provided, to the Buyers the services explicitly described in Schedule A hereto (the “General Services”) in accordance with the terms set forth therein describing such General Services.

(b) Other than the General Services, no Seller shall be required to provide any services to the Buyers as a result of this Agreement.

(c) The Buyers may from time to time request that the Sellers provide services in addition the General Services for a term certain.  Any such additional service that the Sellers, in their sole discretion, agree to provide shall be deemed an “Additional Service” (together with the General Services, the “Services”).  The charges for any particular Additional Service shall be equal too the direct costs and expenses and a reasonable allocation of indirect costs attributable to the provision of such Additional Service by the Sellers.  If requested by the Buyers prior to providing any proposed Additional Service, the Sellers shall prepare and deliver to the Buyers a good faith estimate of the direct costs and expenses and allocable indirect costs associated with the provision of such proposed Additional Service.  In no event shall the term for any Additional Service extent beyond 150 days from the Closing Date.

(d) The Parties acknowledge the transitional nature of the Services.  Accordingly, as promptly as practicable following the execution of this Agreement, the Buyers agree to use reasonable best efforts to make a transition of each Service to their own internal organization or to obtain alternate third-party sources to provide the Services before the respective term of each Service is complete.

2. Charges.

(a) The Sellers shall charge the Buyers, and the Buyers shall pay to the Sellers, a fee in respect to each of the Services.  For each General Service, such fee is set forth on Schedule A.

(b) In addition to the fee for each General Service set forth on Schedule A, in the event that the Sellers or any of their respective Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including license fees and payments to third-party service providers or subcontractors, but excluding payments made to employees of any of the Sellers or their respective affiliates (such included expenses collectively, the “Out-of-Pocket Costs”), the Buyers shall be charged the Out-of-Pocket Costs; provided, that the use of any third party for the provision of any Service hereunder (other than the use of a third party in the Ordinary Course of Business for the Businesses as conducted by the Sellers) shall be subject to the approval of the Buyers in their reasonable discretion.

3. Payment.

(a) No more frequently than once a month, the Sellers will invoice the Buyers for the Services provided to the Buyers since the generation of the last invoice.  The Buyers will pay such invoice in immediately available funds by bank wire transfer to an account designated by the Sellers such that the funds are immediately available to the Sellers no later than the 10th calendar day after the date of the invoice.  The Buyers and the Sellers agree that if the due date does not occur on a Business Day, the Sellers will receive the immediately available funds the next following Business Day.  Delay in payment will result in the Buyers being responsible for interest at a rate of five percent (5%) per month, or the maximum rate allowed by any Law, whichever is less, on the outstanding amount of any unpaid invoice beginning on the day after the payment due date.

(b) If the Buyers disagree with any invoiced charge, the Buyers shall send written notice to the Sellers within five (5) days of receipt of such invoice specifying the reason for such disagreement, but shall pay the invoiced amount in full when due.  The Parties shall negotiate in good faith to promptly resolve any such disagreement.  The Sellers agree to afford the Buyers, upon reasonable notice, access to such information, records and documentation of the Sellers as the Buyers may reasonably request in order to verify the accuracy of the invoiced amounts; provided, that such access shall be during the Sellers’ ordinary business hours and shall not be unduly burdensome or materially interfere with the Sellers’ business.  If the Parties are unable to resolve any such dispute within 30 days, the Parties shall submit the dispute to a nationally recognized independent accounting firm mutually acceptable to the Buyers and the Sellers (the “Neutral Arbitrator”).  The Neutral Arbitrator shall act as an arbitrator to determine the proper amount to be charged to the Buyers.

(c) The Buyers shall bear their own costs incurred in connection with the verification of the accuracy of any invoiced amounts and in consuming Services or performing activities.

4. Term.

(a) This Agreement will terminate when the last Service is performed in full in accordance with the terms hereof.

(b) For each Service, the Sellers will provide such Service for the period of time set forth on Schedule A for such General Service (or as agreed to by the Parties for such Additional Service).

(c) Notwithstanding any other provision of this Agreement, this Agreement will terminate with respect to any individual Service at any time upon the happening and continuance of any of the following events or conditions:

(i)
by the Sellers upon notice to the Buyers, if the Buyers are in material breach of any of its obligations hereunder and fails to remedy such breach within 30 days of receipt of written notice thereof from the Sellers;

(ii)
by the Buyers upon notice to the Sellers, if the Sellers are in material breach of any of their obligations hereunder and fail to remedy such breach within 30 days of receipt of written notice thereof from the Buyers; or

(iii)	upon the mutual written agreement of the Parties to terminate the Service.

(d) Notwithstanding anything contained herein to the contrary, any and all such Services provided hereunder may be earlier terminated by the Buyers upon fifteen (15) days’ prior written notice to the Sellers.  For a termination of Services provided by the Sellers that occurs other than at an applicable billing cut-off date, the Buyers shall pay the actual costs and expenses as provided by this Agreement; where applicable, such costs and expenses may be prorated through the date such Services ceased.  The Sellers agree and acknowledge that a partial termination of Services under this Agreement by the Buyers, and payment of the applicable prorated fees applicable to such Service by the Buyers, the Buyers shall no longer have any payment obligations pursuant to Section 3 hereof with respect to such Service.  In addition, a partial termination of Services under this Agreement by the Buyers will have no effect on the Sellers’ obligation to perform any other non-terminated Services hereunder.

5. Standard of Service.

(a) Each Seller shall maintain such staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement in keeping with the standards observed by such Seller while such Seller operated the Businesses.  In providing Services under this Agreement, each Seller shall make use of the technology, equipment and working methods, and employ third-party service providers, consistent with its past practice.  To the extent any such technology, equipment and working methods comprise Purchased Assets, the Buyers shall make such Purchased Assets available to the Sellers for the provision of Services.  It is understood and agreed that each Seller is not in the business of providing Services to third parties and that the standard of care to which each Seller and any of the Seller’s employees performing Services hereunder shall be accountable shall be the standard of care used as of the date of the Asset Purchase Agreement by such Seller or its employees in furnishing comparable services to its own internal organization, and under no circumstances shall such Seller or its employees be held accountable for a greater standard of care.

(b) Except as set forth in Section 6(a), the Sellers make no warranties concerning the Services whatsoever.   THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, AND EACH SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND THE BUYERS EXPRESSLY WAIVE, ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE SERVICES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. Limitations on Liability.

(a) The Sellers shall not be liable (including any liability for the acts and omissions of their respective employees, agents and sub-contractors) to the Buyers except with respect to the Sellers’ willful failure to perform, willful misconduct or gross negligence in performing the Sellers’ obligations under this Agreement.

(b) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR LOST PROFITS DAMAGES OF ANY KIND OR NATURE, REGARDLESS OF THE FORM OF ACTION THROUGH WHICH SUCH DAMAGES ARE SOUGHT (WHETHER OR NOT CAUSED, IN WHOLE OR IN PART, BY A SELLER’S NEGLIGENT ACTS OR OMISSIONS, OR WHETHER BASED ON BREACH OF WARRANTY, BREACH OF AGREEMENT, STATUTE, STRICT LIABILITY OR OTHERWISE), SUFFERED OR INCURRED BY THE BUYERS IN CONNECTION WITH THIS AGREEMENT OR WITH RESPECT TO PROVISION OR FAILURE TO PROVIDE THE SERVICES.

7. Compliance with Laws.  Each of the Sellers and the Buyers shall comply with all applicable Laws concerning the Services.

8. Suspension of Services; Force Majeure.  Failure of the Sellers to perform the Services in accordance with this Agreement shall not be deemed a default and shall not subject the Sellers to any liability to the Buyers, if such failure is caused or occasioned by (a) compliance with any

Order or request of any Governmental Authority which is valid or reasonably believed to be valid, (b) the cancellation, suspension or material adverse modification of any Permit necessary to provide a Service or for the Buyers to operate any facility that receives a Service, or the inability to operate any such facility in compliance with applicable Laws, which results in a partial and material, or complete, shutdown of such facility, (c) any destruction of any facility necessary for the Sellers to provide a Service or any facility that receives a Service and the destruction affects the Parties’ operations hereunder; or (d) an act of God, public enemy, fire, explosion, equipment failure, flood, earthquake, tornado, hurricane, war, riot, sabotage, or other similar catastrophe, accident, embargo, strikes, lockouts or other industrial disturbances, shortage, delay or failure of supply of materials, power, utilities, labor, fuel or equipment, interruptions of or delay in transportation (including transmission system failure or breakdown) or by any other event or circumstances, whether of like or different character to the foregoing, but only to the extent any such event or circumstance is beyond the reasonable control of the Sellers.  The obligations of the Sellers shall be excused and delayed by the period of time during which the provision of Services are affected by any such event, and any time period provided in the applicable Attachment for the Sellers to perform a Service shall be extended by the number of days during which the Sellers’ provision of Services is so affected.

9. Cooperation and Access.

(a) The Buyers acknowledges that certain Services to be provided by the Sellers are dependent upon information and related documents to be provided by the Buyers.  The Parties agree to provide to each other all information and related documents reasonably requested to enable the Parties to perform hereunder and will comply with all such reasonable instructions as are necessary for the Parties to perform their obligations hereunder.  In the event that a Service requires the Sellers or their Representatives or sub-contractors to access a facility or other asset of the Buyers, the Buyers shall provide full and open access to such facility or asset to the Sellers and their Representatives and sub-contractors for purposes of performing such Services.

(b) Each Party shall cooperate fully and provide such assistance as is reasonably required for the applicable Seller to provide the Services in the manner required by this Agreement.

10. Relationship of the Parties.

(a) Nothing in this Agreement shall be construed as creating any relationship between the Sellers and the Buyers other than as specifically set forth in this Agreement.  No Party shall have any right, power or authority to assume, create, or incur any expense, liability or obligation, express or implied, on behalf of another Party, except as expressly provided herein.  This Agreement is not intended to be nor shall be construed as a joint venture, association, partnership, or other form of a business organization or agency relationship.

(b) Each Seller is entering into this Agreement and will render Services as an independent contractor.  Neither Buyer shall be considered the employer or joint employer of any Seller’s employees.  Each Seller shall be solely responsible for determining and enforcing labor policies concerning its work force, including without limitation, the hiring, firing, discipline and supervision of all its employees.  Each Seller shall be solely responsible for any obligations relating to its employees, including without limitation, wages, benefits, taxes, expenses, severance pay and notification obligations, worker’s compensation, unemployment compensation, retiree medical and pension fund obligations and all other costs related to the employees necessary for the Services provided by such Seller hereunder.

11. Waiver.  The failure of any Party at any time or times to enforce or require performance of any provision hereof will in no way operate as a waiver or affect the right of such Party at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty contained in this Agreement.  Any waiver of an obligation, agreement or condition contained herein will be valid and effective only if in writing and signed by the Party to whom such compliance is owed.

12. Notices.  Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:

If to the Sellers, addressed to:

c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah, 84108
Attention: General Counsel

If to the Buyers, addressed to:

c/o 3D Systems, Inc.
333 Three D Systems Circle
Rock Hill, SC 29730
Attention: General Counsel

13. Entire Agreement; Amendment; Waiver.  This Agreement, together with Schedule A hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between or among any of the Parties, and there are no other warranties, representations or other agreements between the Parties in connection with the subject matter. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof

(whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected Party.

14. Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement or any other instrument referred to herein is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein or therein (as applicable).

15. Assignment; No Third Party Beneficiaries.  Neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned by such Party without the prior written consent of the other Party.  This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and no Person shall have any rights under this Agreement as a third party beneficiary.

16. Governing Law.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

17. Submission to Jurisdiction.  The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in Houston, Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18. Specific Performance.  The Parties hereto agree that irreparable damage could occur if any of the provision of this Agreement were not performed in accordance with the terms hereof and that, subject to the terms hereof, the Parties hereto may be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

19. Signatures; Counterparts.  This Agreement may be executed by facsimile or scanned and emailed signature by any party and such signature shall by deemed to be binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

Huntsman Advanced Materials Americas LLC

By:       ________________________________
Name:  ________________________________
Title:    ________________________________

Huntsman Advanced Materials (Switzerland)
GmbH

By:       ________________________________
Name:  ________________________________
Title:    ________________________________

3D Systems, Inc.

By:       ________________________________
Name:  ________________________________
Title:    ________________________________

3D Systems SA

By:      ________________________________
Name: ________________________________
Title:   ________________________________

[Signature Page to Transition Services Agreement]

SCHEDULE A

TRANSITION SERVICES

Transition Service Type	Description of Transition Service	Term	Fee
1. Access to the Sellers’ facility in Basel, Switzerland (the “Basel Facility”)
• The Buyers may continue to make use of the Basel Facility
• The Buyers will conduct their operations at the Basel Facility in compliance with the Sellers’ existing standards, including safety, EH&S and others
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ activities at the Basel Facility
• The Buyers will conduct the removal and transport of Assets, including any Purchased Assets, in conformity with the Sellers’ existing standards and policies
150 days
• The Buyers will reimburse the Sellers for all direct and out-of-pocket costs
• The Buyers will bear the cost of removing and transporting Assets, including any Purchased Assets
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ operations at the Basel Facility

2. Toll manufacture of products at the Sellers’ facility in Los Angeles, California (the “Los Angeles Facility”)
• The Sellers will toll manufacture products for the Buyers at the Los Angeles Facility
• The Buyers’ employees (including employees transferred or seconded to the Buyers in connection with the transactions contemplated by the Asset Purchase Agreement) will supervise the toll manufacturing by the Sellers
• The Buyers will conduct their operations at the Los Angeles Facility in compliance with the Sellers’ existing standards, including safety, EH&S and others
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ activities at the Los Angeles Facility
• The Buyers will conduct the removal and transport of Assets, including any Purchased Assets, in conformity with the Sellers’ existing standards and policies
150 days
• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated plant costs (including allocated indirect costs)
• The Buyers will bear the cost of removing and transporting Assets, including any Purchased Assets
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ operations at the Los Angeles Facility

3. Secondment of certain of the Business Employees (as identified on Schedule B hereto, the “Domestic Employees”)
• The Domestic Employees shall  be seconded to the Buyers and will be temporary employees of the Buyers
• The Domestic Employees shall work under the direction, supervision and control of the Buyers
• The Buyers will direct the work of the Domestic Employees in compliance with the Sellers’ existing standards, including safety, EH&S and others
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies relating to the actions of the Domestic Employees
60 days
• The Buyers will reimburse the Sellers for all costs and expenses of the Domestic Employees, including (i) salary and wages (including payroll and withholding taxes) and (ii) the cost of employee benefits
• The Buyers will indemnify the Sellers for all losses resulting from the actions of the Domestic Employees

A-1

Transition Service Type	Description of Transition Service	Term	Fee
4. Payroll services for certain of the Business Employees (as identified on Schedule C hereto, the “European Employees”)	• The Seller will continue to provide payroll, benefits and related services for the European Employees (who will become employees of the Buyers at Closing) in the Ordinary Course of Business	60 days	• The Buyers will reimburse the Sellers for (i) wages paid to the European Employees and (ii) the value of other compensation and benefits attributable to the European Employees
5. Warehousing
• The Buyers may continue to store products at the Sellers’ sites and the third party warehouses contracted for by the Sellers
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ usage of the warehouses
150 days
• The Buyers will reimburse the Sellers for the allocated value of the Buyers’ usage of the warehouses
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ usage of the warehouses

6. Hauling
• The Buyers may continue to use the Sellers’ haulers
• The Sellers will negotiate the terms of the Buyers’ usage of the haulers
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ usage of the haulers
		150 days	• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated costs • The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ usage of the haulers
7. Purchasing
• The Buyers may continue to use the Sellers’ purchasing operations and personnel
• The Sellers will negotiate the terms of the Buyers’ usage of the purchasing operations and personnel
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ usage of the purchasing operations and personnel
150 days
• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated costs
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ usage of the purchasing operations and personnel

8. Invoicing and customer service
• The Buyers may continue to use the Sellers’ invoicing and customer service operations and personnel
• The Buyers and the Sellers to agree on transition to use the Seller’s labels for a reasonable time following the Closing
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ usage of the invoicing and customer service operations and personnel
150 days
• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated costs
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ usage of the invoicing and customer service operations and personnel

A-2

Transition Service Type	Description of Transition Service	Term	Fee
9. Credit and collections
• The Buyers may continue to use the Sellers’ credit and collection service operations and personnel
• The Sellers will not be responsible for the failure to collect any receivables
• Within 60 days of Closing, the Buyers must set up its own collection account (lock box account)
• The Sellers will transfer customer collections pertaining to the Buyers to the Buyers’ designated account on a weekly basis
• If the Buyers receives collections pertaining to the Sellers, the Buyers will transfer such collections to the Sellers’ designated account on a weekly basis
• The Buyers will cause the Sellers to be named as an additional insured on insurance policies related to the Buyers’ usage of the credit and collection service operations and personnel
150 days
• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated costs
• The Buyers will indemnify the Sellers for all losses resulting from the Buyers’ usage of the credit and collection services operations and personnel

10. Information technology
• As soon as reasonably practicable, but no later than 20 days after the Closing, the Buyers will: (a) discontinue the use of Sellers’ email and hand held device services used by the Domestic Employees and European Employees and (b) where necessary, replace the Sellers’ licensed software and applications on computer equipment transferred by the Sellers to the Buyers
• The use of such email and hand held device services are the only IT services that the Sellers will provide the Buyers
• The Sellers will use existing IT systems to perform Services under this Agreement
		20 days	• The Buyers will reimburse the Sellers for all direct, out-of-pocket and allocated costs

A-3

SCHEDULE B

DOMESTIC EMPLOYEES

Hector Santizo
Guy Bourdeau
Harold Luper
John Fong

B-1

SCHEDULE C

EUROPEAN EMPLOYEES

Jemmel Belkacem
Niels Holm Larsen
Ricardo Da Costa
Fabian Unterfinger
Latifa Afdal
Laurent Bourdillon
Carole Chapelat
Beat Dobler
Michael Rhodes
Daniel Donnard
Mark Benisek
Jonny Silasko
Claude Rhuth

C-1

EXHIBIT G

FORM OF TRADEMARK LICENSE

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“License Agreement”) is entered into on ____________________, 2011 (the “Effective Date”) by and among Huntsman Advanced Materials Americas LLC, a Delaware limited liability company (the “U.S. Seller”), Huntsman Advanced Materials (Switzerland) GmbH, a Swiss limited liability company (the “Swiss Seller,” and, together with the U.S. Seller, the “Sellers”), 3D Systems, Inc., a California corporation (the “U.S. Buyer”) and 3D Systems SA, a Swiss société anonyme (the “Swiss Buyer,” and, together with the U.S. Buyer, the “Buyers”).  The Buyers and Sellers are referred to collectively herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sellers and Buyers have entered into an Asset Purchase Agreement (the “Agreement”) dated as of _________________, 2011 pursuant to which Buyers have purchased from Sellers certain Purchased Assets;

WHEREAS, Purchased Assets include Intellectual Property Assets;

WHEREAS, Sellers own of, have registered with trademark offices of various countries, and are using, the trademark as specified in Appendix I to this License Agreement (the “Trademark”);

WHEREAS, Buyers desire to use the Trademark in connection with the sales and promotion of stereolithography resins;

WHERAS, Seller’s have retained Intellectual Property that is used, but not primarily used, within the Businesses; and

WHEREAS, Sellers, subject to the terms and conditions set forth in this License Agreement, are willing to permit Buyers such use of the Trademark and retained Intellectual Property;

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this License Agreement, and intending to be legally bound, the Parties to this License Agreement agree as follows:

ARTICLE 1

DEFINITIONS

1.1           DEFINITIONS

(a)           Except as otherwise provided in this License Agreement, the capitalized terms used in this License Agreement shall have the meaning ascribed to them in the Agreement.

(b)           “Licensor” means the Sellers;

(c)           “Licensee” means the Buyers;

(d)           “Goods” means stereolithography resins;

(e)           “Territory” shall mean the entire world; and

(f)           “Licensed Retained Intellectual Property” means the Intellectual Property owned by Licensor that is used in the Businesses prior to Closing, but not used primarily in the Businesses, except that Licensed Retained Intellectual Property shall not include the Excluded Assets.

ARTICLE 2

GRANT OF RIGHTS

2.1           LICENSE - SCOPE

(a)           Subject to the terms and conditions of this License Agreement, Licensor, hereby grants to Licensee and its Affiliates, a royalty-free, non-exclusive, non-transferable (except as expressly provided herein), license to use the Trademark within the Territory solely on or in connection with the Goods.  Licensee is not authorized to grant sub-licenses under this Article 2.1(a), except to its agents and contractors performing services directly for Licensee who agree to be bound by the terms of this License Agreement.

For the sake of clarity, Licensor reserves the right to use the Trademark without any limitation.

Notwithstanding the license granted herein and any provisions hereof, no rights or license are granted or implied to Licensee under this License Agreement or otherwise with respect to any other trademark, service mark and/or trade name of Licensor that are not listed in Appendix I.

(b)           Without the prior written approval of Licensor, Licensee shall not use the Trademark in connection with any business activity other than the sale and promotion of stereolithography resins.

(c)           Subject to the terms and conditions of this License Agreement, Licensor on behalf of itself and its Affiliates, hereby grants to Licensee, a non-exclusive, worldwide, perpetual, irrevocable, non-transferrable (except as expressly provided herein), fully paid up, royalty-free license, with the right to grant sublicenses to its Affiliates, under the Licensed Retained Intellectual Property, to use and exploit the Licensed Retained Intellectual Property solely in the field of the Businesses to make (including the right to use any apparatus and practice any method in making), have made (but solely for Licensee), use, import, offer for sale, lease, sell and/or otherwise transfer any article, device, composition, method , process or other property covered or alleged to be covered by the Licensed Retained Intellectual Property.

2.2           OBLIGATIONS OF LICENSEE

(a)           Licensee shall as far as currently done, continue to incorporate in an appropriate manner, an “R” enclosed by a circle for every use of the Trademark by Licensee.

(b)           Licensee shall not at any time, whether during or after the term of this License Agreement, do or cause to be done any act or thing challenging, contesting, impairing, invalidating, or tending to impair or invalidate, any of Licensor’s rights in the Trademark or any registrations derived from such rights.

(c)           Licensee shall assist Licensor in registering this License Agreement with the appropriate governmental authorities, where such registration is required by law or regulation or where such registration is permitted or desired.

(d)           Licensee agrees that it shall do nothing that is inconsistent with Licensor’s ownership of the Trademark and shall not make any claim adversely to Licensor, or assist any third party in attempting to make any claim adversely to Licensor, with regards to such ownership.  Licensee agrees that it shall not challenge the title of Licensor to the Trademark nor challenge the validity of this License Agreement or the license granted herein.  Furthermore, Licensee shall not use nor register, nor attempt to register, any trade name or trademark which, in whole or in part, incorporates or is confusingly similar to the Trademark.

ARTICLE 3

3.1           INDEMNIFICATION BY LICENSEE.  Licensee shall be liable for and shall indemnify Licensor (together with its officers, servants and agents) against any and all liability, loss, damage, costs and professional or other expenses of any nature whatsoever incurred or suffered by Licensor whether direct or indirect or consequential (including, but not limited to, any economic loss of profits, business or goodwill) arising out of any dispute, or contractual, tortious or other claims or proceedings brought against Licensor by a third party claiming relief against Licensor by reason of the use by the Licensee of the Trademark or Licensed Retained Intellectual Property..

ARTICLE 4

4.1           NO SALE.     Licensee acknowledges and agrees that the rights granted to Licensee or obtained as a result of or in connection with this License Agreement are license rights only, and nothing contained in this License Agreement constitutes or shall be construed as intending, nor shall be deemed or implied to be, a sale or an assignment of any or all of Licensor’s rights in the Trademark or Licensed Retained Intellectual Property.

ARTICLE 5

5.1           DURATION.     The duration of the license granted under Article 2.1(a) shall be for a term of two (2) years from the Effective Date provided Licensee shall have one (1) additional year to sell or dispose of stereolithography resins manufactured during the term.  The duration of the license granted under Article 2.1(c) shall commence upon the Effective Date and continue in perpetuity; provided that as Licensed Retained Intellectual Property expires, for example, by the expiration or lapse of a patent, the license specified in Article 2.1(c) shall cease to include the expired or lapsed patent.

ARTICLE 6

6.1           TERMINATION

(a)           Notwithstanding Article 5 of this License Agreement, this License Agreement may be terminated by Licensor:

(i)	in the event of a breach of this License Agreement by Licensee and is not remedied within sixty (60) days of receiving written notice from Licensor requiring such remedy;

(ii)
if Licensee becomes insolvent or enters into liquidation, a petition in bankruptcy has been filed, or the Licensee has been declared bankrupt or has filed a voluntary petition for proceedings in temporary relief of creditors.

(b)           Upon termination of this License Agreement for any reason, the licenses granted in Articles 2.1(a) and 2.1(c) shall terminate and Licensee shall immediately discontinue use of the Trademark and Licensed Retained Intellectual Property and shall destroy all labels, packs, printed material, advertising, or publicity matter and other media of all kinds issued or employed by or on behalf of the Licensee on or in connection with the Goods, subject to the sale, distribution, or transfer of existing stocks as may be agreed between the Parties at the date of termination and shall not thereafter make any use of the Trademark or any colorable imitations thereof.

ARTICLE 7

7.1           QUALITY CONTROL

(a)           Licensee agrees that the nature and quality of all products sampled, sold or otherwise disposed of by the Licensee and covered by the Trademark shall be of a quality equal to or higher than the products Licensor sells under the Trademark prior to Closing (the “Quality Standard”).

(b)           Upon Licensor’s written request, Licensee shall deliver to Licensor, upon such written request and without charge to the Licensor, representative samples of labels, containers, advertisements, catalogues, letterheads, and the like containing the Trademark to enable the Licensor to ensure that the Trademark is used only on or in connection with the Goods in accordance with Licensor’s then-current trademark guidelines and policies, as supplied by Licensor from time to time, and in the manner set forth in and Appendix I of this License Agreement.  Licensor shall have the right to disapprove any labels, containers, advertisements, catalogues, letterheads, and the like bearing the Trademark, provided Licensor provides a reasonable explanation for any such disapproval, and there shall be no use thereof in the event of Licensor’s disapproval.

(c)           To ensure the Quality Standard is satisfied, Licensee, upon Licensor’s reasonable written request, shall provide Licensor with representative samples of Goods bearing the Trademark for quality testing by Licensor.  Any tests conducted by Licensor to ensure that the Quality Standard provided herein has been satisfied shall be conducted at the expense of Licensor.

ARTICLE 8

8.1           INFRINGEMENT

(a)           Licensee shall promptly notify Licensor, in writing, as soon as Licensee becomes aware of any use, imitation, infringement, suspected infringement, or acts of unfair competition involving Licensed Retained Intellectual Property or the Trademark and of any application for or registration of a confusingly similar mark which may come to its attention.  Licensee shall not be entitled to take any proceeding in respect of any of the aforesaid events without the written approval of Licensor or to insist that Licensor takes any proceedings in respect of any of the aforesaid matters.

(b)           Licensee will, at the request and expense of Licensor, provide all reasonable information and assistance to Licensor as may be required should Licensor decide to commence proceedings in respect of the matters referred to in 8.1(a).  Where required or appropriate and as determined by Licensor, Licensee shall participate at Licensor’s expense in such proceedings, as the only or joint plaintiff.

ARTICLE 9

9.1           ASSIGNMENT AND SUB-LICENSES

(a)           This License Agreement is personal to Licensee and shall not be assigned, transferred, pledged, mortgaged, or otherwise disposed of or encumbered in whole or in part by Licensee.

(b)           If Licensee transfers its entire business (or any part thereof) to a third party, the rights and/or obligations of Licensee shall not pass to such third party without the prior written consent of Licensor, such consent not to be unreasonably withheld.

(c)           Licensee is not authorized to grant sub-licenses, except as expressly provided herein.

ARTICLE 10

10.1           WARRANTY

(a)           Licensor warrants that it is the owner of the Trademark and Licensed Retained Intellectual Property and that is has the right to grant the license in Articles 2.1(a) and 2.1(c) on the terms and conditions of this License Agreement.  No other warranties, indemnities, representations or undertakings with regard to the Trademark, Licensed Retained Intellectual Property or use thereof, or Licensor’s title thereto are given by Licensor nor are the same to be implied.  Notwithstanding anything to the contrary herein, Licensor does not warrant that the use of the Trademark or Licensed Retained Intellectual Property does not infringe the rights of third parties.

(b)           Licensor excludes any liability under this License Agreement to the largest extent permitted by law and shall not be liable for any indirect or consequential loss or damage suffered by Licensee howsoever caused, which shall include, but is not limited to, loss of profit or business, loss of goodwill, loss of contract and cost of capital, and Licensee agrees not to make any claim against Licensor, its servants or agents in respect of any such indirect or consequential loss or damage.

ARTICLE 11
ADDITIONAL PROVISIONS

11.1           NOTICES.     All notices, consents, waivers and other communications (including any designations) under this License Agreement must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title)

designated below (or to such other address, facsimile number, e-mail address or individual as a Party may designate by notice to the other Parties):

If to Licensor:                                                       c/o Huntsman Corporation
500 Huntsman Way
Salt Lake City, UT 84108
Attn:
Fax:

with copies to:                                                      c/o Huntsman Corporation
10003 Woodloch Forest Drive
The Woodlands, TX 77380
Attn:  Vice President, Intellectual Property
Fax:  281-719-4045

If to Licensee:                                                       3D Systems, Inc.
333 Three D Systems Circle
Rock Hill, SC 29730
Attn: General Counsel
Fax:  803-326-4796

11.2           WAIVER.     Any waiver of the provisions of this License Agreement or of a Party’s rights or remedies under this License Agreement must be in writing to be effective.  Failure, neglect, or delay by a Party to enforce the provisions of this License Agreement or its rights or remedies at any time, will not be construed as a waiver of such Party’s rights under this License Agreement and will not in any way affect the validity of the whole or any part of this License Agreement or prejudice such Party’s right to take subsequent action.  No exercise or enforcement by a Party of any right or remedy under this License will preclude the enforcement by such Party of any other right or remedy under this License or that such Party is entitled by law to enforce.

11.3           AMENDMENTS.     Any amendments to this License Agreement, as well as any additions or deletions, must be agreed to in writing signed by an authorized representative of both the Parties.

11.4           SEVERABILITY.     If any term, condition, or provision in this License Agreement is found to be invalid, unlawful or unenforceable to any extent, the Parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this License Agreement.  If the Parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

11.5           GOVERNING LAW.     This License Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without reference to its choice of law rules.

11.6           COUNTERPARTS.     This License Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same License Agreement.

The Parties have executed and delivered this License Agreement as of the Effective Date.

HUNTSMAN ADVANCED MATERIALS AMERICAS LLC

By:        ________________________________
Name:   ________________________________
Title:     ________________________________

HUNTSMAN ADVANCED MATERIALS (SWITZERLAND) GMBH

By:        ________________________________
Name:   ________________________________
Title:     ________________________________

3D SYSTEMS, INC.

By:        ________________________________
Name:   ________________________________
Title:     ________________________________

3D SYSTEMS SA

By:        ________________________________
Name:   ________________________________
Title:     ________________________________

Signature Page to
Trademark License Agreement

APPENDIX I:  TRADEMARK

RENSHAPE